UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US VR GLOBAL.COM INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	7900	98-0407797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Lot A-2-10, Galeria Hartamas

Jalan 26A/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

603 6201 0069

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Chaw Cheng Fei

Chief Financial Officer

Lot A-2-10, Galeria Hartamas

Jalan 26A/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

603 6201 0069

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Laura Anthony, Esq.

Legal& Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (800) 341-2684

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated July ____, 2018

US VR GLOBAL.COM INC.

26,516,742 Shares of Common Stock

This prospectus (this “Prospectus”) relates to the resale of up to 26,516,742 shares of common stock, par value $0. 0 001, of US VR GLOBAL.COM INC., a Delaware corporation, by the selling stockholders named herein (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). The resale of such shares by the Selling Stockholders pursuant to this Prospectus is referred to as the “Offering.” This Prospectus may be used by the Selling Stockholders to resell, from time to time, those shares of our common stock included herein. For information about the Selling Stockholders, see “Selling Stockholders” on page 21.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. The Selling Stockholders will sell their shares at a fixed price of $2.79 per share for the duration of this Offering. See “Determination of Offering Price” and “Plan of Distribution.”

The Selling Stockholders , and any participating broker-dealers, are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

We will pay the fees and expenses incurred in connection with the preparation and filing of the registration statement of which this prospectus is a part; provided, however, that we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTC Pink Tier under the symbol “USVR.” Our common stock is thinly traded and, as of the date hereof, no active trading market has developed for our common stock.

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

Investing in our common stock involves a high degree of risk. They should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________________, 2018.

You should rely only on the information contained in this Prospectus. We have not authorized, and the Selling Stockholders have not , authorized anyone to provide you with information that is different from that contained in this Prospectus or in any free writing prospectus that we may authorize . This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful or in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

For investors outside the United States: We have not, and the Selling Stockholders have not, done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this Prospectus outside the United States.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this Prospectus. However, this Prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in the Registration Statement on Form S-1/A (the “Registration Statement”) of which this Prospectus is a part.

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to US VR Global.com Inc. and its subsidiaries.

Business Overview

US VR Global.com Inc. (formerly known as Boly Group Holdings Corp.) (the “Company”) seeks to establish our Hero Central theme parks, which we believe are new generation playgrounds that use virtual reality (“VR”) and augmented reality (“AR”) technologies to provide interactive and immersive rides, games and attractions. They are also planned to have conventional rides, games and attractions, as well as sports-entertainment facilities for those who enjoy an active lifestyle. The Company is a provider of cutting-edge VR and AR enhanced leisure and entertainment activities. We are creating our Hero Central Digital Platform as an online enabler and integrated platform for our businesses:

●	Hero Central theme parks, a chain of next generation indoor shopping mall-based VR and AR enhanced theme parks and arcades;
●	Publishing AR Trading Card Game Applications; and
●	Collaborating with Hero Makers, our brand and IP partners and application developers to develop content.

In addition, we are developing Hero Central Theme Parks as a multi-level platform with intellectual property (“IP”) developed by us and by third party interested IP owners and developers, who we refer to as “Hero Makers.” We can select from a variety of IP to create the best guest experience, and are not limited to any single brand, theme or Hero Maker. We intend to set out our flagship Hero Central theme parks in China and Malaysia. We intend our flagship Hero Central theme part in China will cover approximately 48,000 square feet of space in Studio City in Macau China. We intend our flagship Hero Central theme park in Malaysia will cover approximately 170,000 square feet of high-energy space at Empire City Damansara, in Malaysia. This is a mixed development in Damansara Perdana, which is in Malaysia’s Greater Kuala Lumpur metropolis.

We have a flexible expansion model that we believe is highly modular and scalable for our Hero Central Theme Parks. We plan to create locations that range in size from a VR theme park, to arcades that fit in retail lots. Each theme park and arcade are planned to be tied together by our Hero Central Digital Platform and operated with common management systems. To support our Hero Central Theme Park expansion plan, we plan to develop a licensing program for third party licensees. Under this planned program, licensees will be provided with access to our content, online platform, management system and other back-office systems. Licensees will be responsible for the initial capital investment and daily operations.

We are also developing our own AR-enhanced trading card game application that is enabled and driven by our Hero Central Digital Platform. We plan to publish applications to users in Malaysia and globally. It is planned that the trading card will be a physical card with printed codes such that a smartphone or tablet will be able to read the codes to create 3D images overlaid on the viewer’s existing environment. The 3D image will be displayed on the viewer’s device. The viewer may also interact with the created 3D image using the device.

US VR Global.com Inc. (“US VR.com”, “the Company”) was incorporated in the State of Delaware in 2003.

US VR Global Inc. (“US VR Sub”) was incorporated on February 27, 2017 under the laws of the State of Delaware, and commenced operations at that time.

On February 6, 2018, US VR Sub, and each of the shareholders of US VR Sub who executed a counterpart signature to the Share Exchange Agreement dated February 6, 2018 (the “Exchange Agreement”) or executed a joinder agreement to the Exchange Agreement following the effective date of the Exchange Agreement but prior to the First Closing (as hereinafter defined) (such shareholders, the “US VR Sub shareholders”), and Lai Chee Mei (Amanda) as representative of the US VR Sub shareholders entered into the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, (i) the Company agreed to acquire from the US VR Sub shareholders all of the shares of common stock of US VR Sub in exchange for the issuance by the Company to the US VR Sub shareholders of shares of the Company’s common stock and shares of the Company’s Series A preferred stock, and (ii) US VR Sub will become a wholly owned subsidiary of the Company.

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Pursuant to the terms of the Exchange Agreement, at the first closing (the “First Closing”), each US VR Sub Shareholder agreed to exchange 51% of such US VR Sub Shareholder’s common stock of US VR Sub for shares of Company common stock, on the basis of one share of Company common stock for each three shares of US VR Sub common stock being exchanged at the First Closing(the “Exchange Common Shares”).

The First Closing occurred on February 6, 2018 and the US VR Sub Shareholders exchanged an aggregate of 378,000,124 shares of US VR Sub common stock, representing 51% of US VR Sub’s common stock, for 126,000,041 shares of the Company’ s common stock, representing 99.7% of the Company’s common stock, and US VR Sub became a majority owned subsidiary of the Company.

Pursuant to the terms of the Exchange Agreement, at the second closing (the “Second Closing”), each US VR Sub Shareholder agreed to exchange the balance of such US VR Sub Shareholder’s common stock of US VR Sub for shares of Company Series A preferred stock, on the basis of one share of Company Series A preferred stock for each three shares of US VR Sub common stock being exchanged at the Second Closing, (the “Exchange Preferred Shares” and together with the Exchange Common Shares, the “Exchange Shares”). The exchanges set forth above are together referred to herein as the “Share Exchange.”

The Second Closing occurred on April 27, 2018 and the US VR Sub shareholders exchanged an aggregate of 363,176,589 shares of US VR Sub common stock, representing 49% of US VR Sub’s common stock, for 121,058,863 shares of US VR.com Series A Preferred Stock, representing 100% of the Company’s authorized and outstanding Series A Preferred Stock. As a result of the Second Closing, US VR Sub became a wholly owned subsidiary of the Company.

The Company was a shell company immediately prior to the Share Exchange. The Company had no assets or operations prior to the Share Exchange.

US VR Sub was incorporated in the State of Delaware on February 27, 2017 and commenced operations at that time.

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Following the Second Closing, the Company holds a 100% interest in US VR Sub. US VR Sub has three subsidiaries, one of which (Hero Central Dot Com Sdn Bhd) is an operating subsidiary. The following chart shows the Company’s current corporate structure.

Company Group Structure

US VR GLOBAL.com INC.
(EIN: 98-0407797)
Delaware USA
OTC Listed
100%
US VR GLOBAL INC.
(EIN: 32-0520066)
Delaware USA
Special Purpose vehicle
(IPs and Rights)
100%
US VR Global Inc.
(Co. No: LL 13851)
Incorporated in Labuan
Investment Holdings
100%
VR Global Limited
(Co. No: 2558428)
Incorporated in Hong Kong
Licensing
100%
US VR Global Limited
(Co. No: 2684698)
Incorporated in Hong Kong
Special Purpose Vehicle
to hold investment in Macau
and China and Hong Kong
100%
Hero Central Dot Com Sdn Bhd
(Co. No: 1227276-P)
Incorporated in Malaysia
Operation in Malaysia

Use of Proceeds

The Company will not receive any proceeds from this Offering.

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Corporate Information

Our principal executive offices are located at Lot A-2-10, Galeria Hartamas, Jalan 26A/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia. We maintain a corporate website at http://www.us-vrglobal.com/.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

The Offering

Common Stock Offered by the Selling Stockholders	26,516,742 shares

Common Stock Outstanding Before the Offering	126,325,792 shares as of July 3 , 2018.

Common Stock Outstanding After the Offering	126,325,792 shares.

Offering Price Per Share	$2.79 (for the duration of this Offering). See “Determination of Offering Price” and “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholders in this Offering. See “Use of Proceeds” and “Selling Stockholders.”

Risk Factors	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholders of a significant amount of shares being registered in the Registration Statement of which this Prospectus forms a part at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholders of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

OTC Symbol	USVR

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SUMMARY FINANCIAL DATA

The following information represents selected audited financial information for our subsidiary US VR Global Inc. for the period from February 27, 2017 (inception) to December 31, 2017. The summarized financial information presented below is derived from, and should be read in conjunction with, our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this Prospectus, along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The historical results are not necessarily indicative of results to be expected for any future periods.

Statements of Operations Data	Period from February 27, 2017 (inception) to December 31, 2017	For the Three Months ended March 31, 2018 (Unaudited)
Revenue	$-	$-
Cost of sales	$-	$-
Total operating expenses	$1,976,840	$1,225,000
Net loss	$(1,976,840)	$(1,225,000)
Basic and diluted net loss per share	$(0.00)	(0.01)

Balance Sheets Data	As of December 31, 2017	As of March 31, 2018 (Unaudited)

Cash and cash equivalents	$587,132	$142,000
Total current assets	$876,489	$379,000
Total current liabilities	$3,209,311	$824,000
Working capital (deficit)	$(2,332,822)	$(445,000)
Total stockholders’ equity (deficit)	$(1,889,348)	$245,000
Accumulated deficit	$(1,976,840)	$(3,202,000)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions or variations thereof are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industries, operations, and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes included in this Prospectus.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

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Risks Relating to US VR Sub

The Company has no operating history.

We are a newly incorporated company that has yet to commence commercial operations. As a result, prospective investors may not have a conventional basis with which to evaluate our ability to achieve our business objectives, which include:

●	Establishing a VR and AR enhanced theme park in Malaysia;
●	Expanding a chain of VR and AR enhanced theme parks and arcades in Malaysia and the Asian region;
●	Publishing an AR enhanced trading card game, and other applications.

We do not have any history of earnings, and will not generate any significant revenue until, at the earliest, our VR and AR enhanced theme park commences operations, or we publish our AR enhanced trading card game. Our prospects must therefore be considered in light of the risks, uncertainties and difficulties that we may encounter as we develop and set up our business. Any difficulty, delay and failure in executing our start up and expansion plans may have an adverse effect on our business, operations, financial condition and prospects. Our subsidiary, Hero Central Dot Com Sdn Bhd, has executed two offer letters, one dated March 23, 2017 and one dated May 11, 2017 with Empire City, for a three-year renewable lease for approximately 170,000 square feet of retail space in Empire City and once construction of Empire City is completed, it is planned that Hero Central Dot Com Sdn Bhd will execute a lease agreement for this space and that the lease of the space will become binding and commence upon the handover of the space to Hero Central Dot Com Sdn Bhd We are targeting to open our flagship Hero Central theme park in Malaysia by fourth quarter of 2018. On April 23, 2018, we entered into a heads of terms (similar to a letter of intent) (“Heads of Terms”) for an operating agreement with Studio City Retail Services Limited (“Studio City Retail”), an affiliate of Melco Resorts and Entertainment Limited (“Melco”). Melco, a company with American depositary shares listed on the NASDAQ Global Select Market, is a developer, owner and operator of casino gaming and entertainment casino resort facilities in Asia. Pursuant to the Heads of Terms, we agreed to enter into an operating agreement with Studio City Retail regarding the lease by us of approximately 48,000 square feet of retail space at Melco’s Studio City, Macau (China) location for the first of our Hero Central Park flagships in China. Studio City, which opened in October 2015, is a cinematically-themed integrated entertainment, retail and gaming resort in Cotai, Macau. Macau is a resort city in Southern China, known for its casinos and luxury hotels. The operating agreement will provide for a nine-year term and a lease commencement date of August 1, 2018. Subject to entry into an operating agreement with Studio City, we expect that construction of Hero Central will begin in July 2018. We plan to open our location in Macau in the fourth quarter of 2018, however there can be no assurance that this can be completed as planned. Because of the lack of operating history, there is no operating or financial data about the business upon which to base an evaluation of its current or future performance. It would be prudent to consider the risks, expenses and difficulties faced by a company seeking to establish a new business. The Company may not be able to:

●	Attract and retain customers;
●	Attract and retain sales and other qualified personnel; or
●	Raise additional capital if and when needed.

If the Company cannot achieve these goals it may be unable to develop or sustain its business.

We are subject to risks associated with the industry.

The VR and AR industries are constantly evolving. The current generation of VR and AR equipment has speed limitation and manufacturers are regularly pushing improved products into the market. To stay competitive, US VR Sub will need to regularly update its technology, or partner with new technologies, for improved speed and to support different applications. There can be no assurance that the Company will be able to update its technology, or partner with new technologies, as needed to remain viable and competitive in the industry. In addition, other competitors with access to more capital and resources could leapfrog the Company if action is not taken quickly.

We are subject to risks associated with a new industry.

As a company to come to market with offerings and plans in a new industry, we are unable to learn from mistakes of others before us. Therefore, we cannot be sure of the efficacy of a course of action until we have tested and undertake it. Some avenues that we elect to pursue may not be successful, which would result in the Company not earning a return on the funds invested in that endeavor and would also result in the time and attention of our officers and employees being diverted from other possible avenues that the Company could have pursued.

The Company expects to incur substantial initial operating losses. The Company’s independent registered public accounting firm has issued a report questioning our ability to continue as a going concern.

The Company has incurred losses since inception and expects to continue to incur net losses until it can produce revenues sufficient to cover its operating and other expenses, which may not occur. We expect to incur further losses as we continue to develop our business. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Even if the Company does achieve profitability, it may be unable to sustain or increase profitability in the future since the Company’s management intends to invest in the marketing and promotion of the Company’s business and further development of the Company’s operating infrastructure. Further, there is US VR Sub has experienced negative cash flows from operations since the commencement of operations, and we expect these losses to continue into the foreseeable future as we continue the development and operations of US VR Sub. We are currently seeking financing that would fund operations through at least 2019. Accordingly, our continued operations are dependent on our ability to raise additional capital through the sale of equity or debt securities. In the event we are unable to raise sufficient funds, we would have to substantially alter, our business plans. This uncertainty raises substantial doubt about US VR Sub’s ability to continue as a going concern, as noted in the opinion of US VR Sub’s independent registered public accounting firm in the accompanying financial statements as of December 31, 2017 for US VR Sub.

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The Company expects initial negative operating cash flow. We will likely have a need for additional capital. New investors and existing shareholders will likely be diluted.

The Company expects to continue to experience negative operating cash flows for the immediate future because it intends to continue to develop its technology and infrastructure. The development of the business and technology will most likely require additional capital, which the Company may be unable to obtain on suitable terms, or at all. If it is unable to obtain adequate funding on suitable terms, or at all, the Company may have to delay, reduce or eliminate some or all its advertising, marketing, product development efforts, general operations or any other initiatives. If the Company raises additional funds through the issuance of equity or equity-related or debt securities, these securities may have rights, preferences, or privileges senior to other’s interests in the Company, and the current owners of the Company may experience additional dilution to their equity ownership.

We may be unsuccessful in protecting our intellectual property rights.

Our intellectual property and proprietary rights are, and will continue to be, of material importance to our business. Our ability to produce and sell our products and services depends in part on maintaining various trademarks and protecting our operational trade secrets and on securing patent protection for our products and services. To protect our proprietary technology, we intend to rely upon a combination of proprietary technology and know-how, patents, trademarks, copyrights, confidentiality agreements and other contractual covenants, each category as appropriate to the type of intellectual property to be protected, to establish and protect our intellectual property rights.

We are in the process, through documentation, of establishing the “first use” of our tradename and the originality of our copyright, so our intellectual property can be protected in Malaysia. Because we believe we can legitimately claim “first use” and originality of these intellectual property components, we believe such intellectual property claims will be recognized as rights under Malaysian law. There is risk, however, as with any administrative process, of the discovery of facts or technicalities that could delay or abrogate our claims. Given our and our intellectual property counsel’s prior analysis and research, we believe the possibility of abrogation of our intellectual property rights is remote.

Our ability to compete effectively against other companies in our industry may depend, in part, on our ability to protect our current and future proprietary technology under patent, copyright, trademark, trade secret and other intellectual property laws. We cannot guarantee that our means of protecting our intellectual property rights in Malaysia or abroad will be adequate, or that others will not develop technologies similar or superior to our intellectual property.

Any infringement or misappropriation could have a material adverse effect on our future financial results. We believe our business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against us and that, in the event of an unfavorable ruling on any such claim, a license or similar agreement to utilize the intellectual property rights in question upon which we rely in the conduct of our business will be available to us on reasonable terms, if at all. In addition, the laws of some foreign countries do not protect proprietary rights in brand names to the same extent as do the laws of Malaysia. We cannot assure you that we will be able to successfully protect our trademarks from infringement or otherwise. The loss or infringement of our trademarks could impair the goodwill associated with our brands, harm our reputation and materially adversely affect our financial results. The loss of such rights (or our failure to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations. In addition, it is believed that, from time to time, we may become involved in intellectual property disputes with third parties, the result from which may not favorable. We also could incur substantial costs to assert its intellectual property or proprietary rights against others.

We license, or may license, additional intellectual property from third parties to be used in our theme parks. To access this intellectual property, we must enter into, maintain and extend our licensing agreements with third parties, and we cannot assure you that we will be successful in maintaining these licensing agreements. Any significant impairment of the intellectual property covered by these licenses, or in our rights to use this intellectual property, may cause our revenue to decline.

8

We are subject to risks related to managing future growth and expansion.

The Company anticipates undergoing growth in the number of its employees and the scope of its operations. Such expansion could place a strain on the Company’s management and operational and financial resources. To manage the expected growth of the operation and personnel, the Company will need to:

●	Continue to upgrade its business processes and controls;
●	Expand, train, and manage a growing employee base; and
●	Expand its finance, administrative and operations staff.

The Company can make no assurances that:

●	Its current and planned systems, business processes, and controls will be adequate to support its future operations;
●	It will be able to hire, train, retain, motivate and manage required personnel; or
●	It will be able to identify, manage and benefit from existing and potential customer relationships and market opportunities.

Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could have a material adverse effect on the Company’s business, results of operations and financial condition by leading to increased costs, reduced margins and lower revenue. If the Company is unable to undertake new business due to a shortage of staff or technology resources, its growth may be impeded. Therefore, there may be times when the Company’s opportunities for revenue growth may be limited by the capacity of its internal resources rather than by the absence of market demand.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, and general administration and operations. To manage any future growth, we must continue to improve our distribution, operational and financial processes and systems and expand, train and manage our employee base. If we are unable to manage our growth effectively, our business and results of operations could be adversely affected.

We are dependent on our directors and key managers.

Our ability to develop our business and begin operations is dependent on the efforts of our directors and key managers. Thereafter, we will rely on our directors and key managers to successful operate our business and execute our expansion plan. As our VR and AR theme park will be a first of its kind in this part of the region, our key managers may not have sufficient experience in starting and operating such a theme park. In addition, our ability to operate and expand our business may be reduced if any of our directors and key managers leaves us, for any reason. We do not presently have employment contracts with our directors and key managers so there is no assurance that we can presently retain them for any length of time.

In order to compete, we must attract, retain and motivate key employees, and our failure to do so could have an adverse effect on our results of operations.

In order to compete, we must attract, retain and motivate key employees, including those in managerial, operations, engineering, service, sales, marketing, and support positions. As we grow, hiring and retaining qualified employees in all areas of the Company will be critical to our business. If we should lose the services of any of these individuals our ability to operate our business as it is currently conducted could be materially adversely impacted.

Our success largely depends on the performance of our management team and other key personnel and our ability to continue to recruit qualified senior executives and other key personnel. Competition for senior management personnel is intense and there can be no assurance that we will be able to retain our personnel or attract additional qualified personnel. The loss of a member of senior management may require the remaining executive officers to divert immediate and substantial attention to fulfilling his or her duties and to seeking a replacement. We may not be able to continue to attract or retain such personnel in the future. Any inability to fill vacancies in our senior executive positions on a timely basis could impair our ability to implement our business strategy, which would harm our business and results of operations.

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We are dependent on hiring an adequate number of hourly employees to run our business and are subject to government regulations concerning these and our other employees, including minimum wage and child labor laws.

Severe adverse weather conditions result in reduced attendance at our parks, which materially reduces our revenues and profitability.

We anticipate most of our parks and attractions will be located in indoor malls and venues, and this will mitigate the effects of mildly adverse weather upon our attendance rates, and in fact may give us a competitive advantage over theme parks based completely outdoors. Severe adverse weather conditions, however, may significantly reduce our guests’ attendance because transportation avenues to our parks may be impaired, Attendance at our parks is the key driver of our revenues and profitability, and reduced attendance directly and negatively affects revenues and profitability. Prolonged severe bad weather or unfavorable weather on weekends when we experience the highest attendance levels and forecasts of bad or mixed weather conditions can reduce the number of people who come to our parks, which materially and adversely affects our revenues and profitability.

Major earthquakes, hurricanes, tropical cyclones, and other instances of severe weather or other natural phenomena would cause significant losses.

Our parks are subject to interruption in their operating season, decreases in consumer entertainment spending and damage and destruction to park property as a result of severe local weather conditions or other natural phenomena. Our parks could be materially and adversely affected by damage resulting from a major earthquake, typhoon, tropical cyclone, a hurricane, or other severe weather phenomena.

Such adverse weather occurrences could materially impact attendance to our parks and attractions, thus severely decreasing. Further, in the event of any such weather occurrence, our insurance may not be sufficient to cover the costs of repairing or replacing damaged equipment and we may suffer a significant decline in revenues if any of our parks or attractions is closed for an extended period of time. Any such events could materially and adversely affect our business and our results of operations.

Accidents and disturbances at our parks could cause materially decreased attendance, revenues and profitability.

Attendance at our parks and attractions and, consequently, revenues may be adversely affected by any serious accident or similar occurrence with respect to a ride or an experience. a possible risk of serious personal injury. If a serious personal injury were to occur at one of our parks or facilities, attendance at the parks and, consequently, revenues might be materially adversely affected. If any such accidents or injuries do occur, our insurance may not adequately cover the costs stemming from such accidents and injuries, or other disturbances and incidents. Any of such disturbances or incidents could also adversely affect our image or the public’s perception of our parks’ and facilities’ safety, leading to decreased attendance, revenues and profitability. In addition, accidents or injuries at parks operated by our competitors may create a perception that our parks and facilities are unsafe, which could cause a decline in attendance, revenues and profitability.

Instances of illness, as well as negative publicity relating thereto, could result in reduced guest attendance and materially and adversely impact our business.

Instances of illness to our customers, whether or not traced to our parks and facilities, could reduce guest attendance at our parks and facilities materially. Claims of illness or injury relating to food quality or handling at the restaurants and food preparation centers at our parks and facilities could also cause us to lose attendance materially. In addition, any negative publicity relating to these and other health related matters might affect consumers’ perceptions of our parks and facilities and reduce guest visits to us materially. Any of these events would materially and adversely impact our business.

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While we can operate year-round at most of our proposed facilities, attendance may be seasonable, resulting in material adverse impact to our business.

We may depend upon vacation traffic, weekend, student, and holiday for our revenues and customer traffic. Thus, while we may theoretically be operational many days of the year, each or our facilities may experience severe seasonality and fluctuation of revenue from day to day, week to week, and season to season, Accordingly, such conditions or events occurring during these seasonal periods may have a disproportionately adverse effect upon our annual revenues.

Attendance and revenues at our parks are subject to changing consumer preferences, and we must make investments in our parks in order to attract consumers.

As with other types of recreational facilities and forms of entertainment, our parks and facilities are subject to changing consumer tastes, preferences and demands. In general, we will compete indirectly with all phases of the entertainment and recreation industry within our primary markets, including but not limited to, movie theaters, bowling alleys, skating rinks, sporting events, restaurants, zoos, museums, carnivals, aquariums, resorts, natural and historical attractions and playgrounds, and other AR and VR facilities. Any shifts in consumer preferences for alternative forms of entertainment to our parks could materially and adversely affect attendance and our business.

In order to anticipate and adapt to the changing consumer preferences, we must continually invest in new and novel intellectual property, amusement, games and attractions. Such investments require capital availability and spending on our part. We may not have the funds necessary to make such investments. If we add new rides, attractions and games at our parks, we may not be successful in predicting which of these rides, attractions and games will be popular. In addition, we may not have the funds necessary to make such investment.

Our business may be harmed by general economic conditions and demographic factors.

Periods of economic slowdown or recession, whether national, regional or industry-related, may decrease the entertainment expenditures of our customer base. These periods may also be accompanied by decreased consumer demand for AR and VR attractions. Our financial results may be adversely affected by changes in prevailing economic conditions, changes in interest rates, inflation, adverse employment conditions, the monetary and fiscal policies of the federal government and of local governments (with respect to any locale in which one of our parks is located) and other significant external events as well as changes in demographics in our markets. Actual or perceived fear of recession may also adversely affect our business since such fears tend to lead to increased savings by our target guest demographic, which leads to decreased discretionary spending, adversely affecting attendance at our parks and facilities and our results of operations.

Significant competition in the AR and VR park industry could result in our losing market share and reducing prices. Our access to AR and VR equipment may be limited by our smaller size and lack of market power.

Our AR and VR facilities and parks will compete directly with other amusement and theme parks and indirectly with all other types of recreational facilities and forms of entertainment, including movie theatres, sports attractions and vacation travel within their market areas. All of these industries and the companies therein compete for the public’s limited leisure time and limited disposable income. To compete successfully, we may be required to reduce prices, increase our operating costs or take other measures that could have an adverse effect on our financial condition, results of operations, margins and cash flow. Certain of our existing competitors and potential competitors are much larger and have substantially greater financial, marketing and other resources than we do. Our direct competitors in Malaysia include, but are not limited to, EXA Global Sdn Bhd, Legoland, Kidzania, and Berjaya Times Square Theme Park. Our competitors also include large US exchange traded companies such as IMAX Corp., Dreamscape Immersive, Lionsgate Entertainment Corporation, Google, Inc. and Apple, Inc., which have indicated plans to develop national and international VR and AR facilities and parks. In additions, our access to recognized suppliers of AR and VR equipment, such as Microsoft Hololens, Vuzix, Meta Company, and Magic Leap, may be impaired by our small initial size and lack of capital and track record.

Increases in losses for general liability and workers compensation claims could materially and adversely affect our business and operating results.

We intend to use a combination of self-insurance and insurance coverage programs for property, casualty, workers’ compensation and health care insurance. Pursuant to such programs, we are responsible for the amount of claims, including general liability and workers compensation claims, up to specified limits, and we have insurance coverage for claims above such limits. Any claims that we self-insure or for which we buy commercial insurance could increase. In addition, insurance may not be available to us on commercially acceptable terms or at all, or we could experience increases in the cost of such insurance. Any increase in the number of claims or amount per claim or increase in the cost of insurance could materially and adversely affect our results of operations.

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Future acquisitions and/or park openings may expose us to unanticipated negative consequences.

We may explore opportunities for the acquisition or construction of VR and AR parks and facilities in the future. We may not be able to integrate effectively any VR or AR parks or facilities we acquire or build or successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from such acquisitions or new parks. We may also be subject to unexpected claims and liabilities arising from such acquisitions or new parks. These claims and liabilities could be costly to defend, could be material to our financial position and might exceed either the limitations of any applicable indemnification provisions or the financial resources of the indemnifying parties. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of the businesses we acquire or develop could negatively impact our business and results of operations. Further, the benefits that we anticipate from these acquisitions or new parks or FECs may not be realized.

Compliance with Malaysian employment and disability laws may impose significant costs upon the Company.

The Malaysian Employment Act of 1955, the Malaysian Persons with Disabilities Act, the Minimum Wage Order 2016, and other national and local laws and regulations with respect to both our employees and our attendees at our parks. We will need to maintain adequate compliance and training obligations through efforts of our staff. We risk litigation and regulatory action for non-compliance or perceptions of non-compliance. We also risk the effects of inflation and changing regulatory policy with respect to such laws and our obligations thereunder. While we have made a reasonable effort to budget for compliance obligations and unforeseen circumstances regarding these laws and regulations, there is no assurance that we have budgeted accurately, or that unforeseen or unexpected circumstances will not impact our costs or operations.

We need to obtain adequate insurance for our potential operational and other liabilities.

As we have not yet opened an AR and VR park or commenced operations which involve attendees, employees, or other third parties to whom we may owe a duty of care, we have not yet obtained insurance coverage. We are currently investigating and pricing the scope of various levels of such insurance coverage. While we intend to make a good faith effort to evaluate various levels of insurance coverage and pricing, there can be no assurance that we will be able to obtain adequate insurance coverage for all our potential operational and other liabilities at pricing affordable to s and at the levels of coverage we seek

Voting control by the officers and directors of the Company’s common stock.

VR Global Sdn Bhd (“VR Global”), the Company’s majority stockholder, holds approximately 57.26% of our outstanding common stock . VR Global is 33.33% owned by each of the following: SG Fairview Sdn Bhd (“SG Fairview”), ARVR Holdings (M) Sdn Bhd (“ARVR”), and Pedoman Prasarana Sdn Bhd (“Pedoman”). SG Fairview is owned by Ramelle Ramli, our former President, former Chief Executive Officer and former Chairman of the Board. ARVR is owned by Tan Sri Ooi Kee Liang. Pedoman is owned 50% by Lai Chee Mei (Amanda), our Vice President of Marketing and a member of our board of directors, and 50% by Chong Lee Min. Voting and dispositive power over the shares held by VR Global is shared among SG Fairview, ARVR and Pedoman, in accordance with their respective ownership percentages. The Company’s officers, directors and controlling stockholders currently are, and in the foreseeable future will continue to be, in a position to control the Company by being able to nominate and elect a majority of the Company’s Board of Directors. The Board of Directors establishes corporate policies and has the sole authority to nominate and elect the Company’s officers to carry out those policies. Prospective investors therefore will have limited participation in the Company’s affairs.

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The Company anticipates that it will also use additional advisors in areas where they Company management and personnel are not sufficiently specialized and although such advisors are available; a delay could occur in obtaining these individuals or their availability at any particular time.

The Company could face difficulty finding and retaining qualified advisors in the future. Currently the Company believes that it has sufficient expertise either in management or as advisors, however, the Company’s management could find itself in need of additional expertise, the availability or expense of which could delay the Company’s implementation of its business plan or cause increased expense.

We are subject to risks related to the failure to raise additional capital.

The Company expects it will require additional capital to develop and market its business. Equity offerings will only provide temporary working capital for the Company. In addition, the Company’s actual financing requirements could vary significantly from the Company’s projections. The Company might have to raise more funds than it expects, or raise them sooner than it expects, to remain in business and to continue to develop, market and distribute its products or provide its services.

If the Company is not able to obtain required funds when needed, on commercially reasonable terms, the Company might not be able to continue its operations. In the event our plans change, its assumptions change or prove to be inaccurate or if the proceeds of this Offering otherwise prove to be insufficient to fund operations because of unanticipated expenses or difficulties or otherwise, we may be required to seek additional financing or may be required to curtail our plans. Such financing may include the issuance of additional and/or newly created shares of common stock or preferred stock and/or the incurrence of debt financing. There can be no assurance that any additional financing will be available to us on acceptable terms or at all. Any additional equity financing will dilute the interests of our then existing shareholders. The Company may be limited in its ability to develop and market any new products and services on its own account at this time beyond its own revenue production and thus its projected profits could be substantially reduced if the full Offering proceeds are not achieved.

We have a new business strategy. Our new theme parks may not achieve broad market acceptance, which would prevent us from generating revenue and market share.

If we fail to achieve broad market acceptance of our theme parks, there could be an adverse impact on our ability to generate revenue, gain market share, and achieve and sustain profitability. Our ability to achieve broad market acceptance for our theme parks will be impacted by a number of factors, including:

●	our ability to market our theme parks to demographic groups that will be likely to become attendees of our parks;
●	our ability to provide innovative entertainment that compete favorably against other theme parks on the basis of price, quality, design, reliability and performance; and
●	our ability to continue to develop and maintain successful relationships with our customers and suppliers.

In addition, our ability to achieve increased market share will depend on our ability to increase sales to our future customers.

Our success depends on our ability to anticipate and respond in a timely manner to changing consumer demand for theme parks.

Our success depends on our theme parks’ appeal to customers, whose preferences cannot be predicted with certainty and are subject to change. If our theme parks do not meet our customers’ demands, our sales may be affected. In addition, our growth depends upon our ability to develop new theme parks and entertainment offerings which involve numerous risks. We may not be able to accurately identify customers’ preferences and translate our knowledge into sought after entertainment offerings We may also experience increased expenses incurred in connection with project development, content licensing marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins. We cannot assure you that new theme parks and entertainment offerings and services will contribute favorably to our operating results.

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If we are unable to effectively develop, manage and expand our venues sand locations for our theme parks our operating results may suffer.

We anticipate a three-tier strategy with a major flagship theme park in China and Malaysia, smaller corporate operated theme parks, and licensed franchised theme parks. If we are unable to effectively penetrate additional markets and locations or develop alternate venues to ensure our products and services are reaching the appropriate customer base, our financial results may be adversely impacted. In addition, if we successfully penetrate or develop these channels, we cannot guarantee that customers will accept our products and services or that we will be able to deliver them in the timeline established by our customers.

The adoption of, or changes in, government or industry policies, standards or regulations relating to our products and services or changes in government or industry policies, standards or regulations that discourage the use of certain products and services, could impact the demand for our products and services.

The adoption of or changes in government and/or industry policies, standards or regulations relating to the efficiency, performance or other aspects of products and services may impact the demand for our products and services. Demand for our products and services may also be impacted by changes in government or industry policies.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our operating results could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;
●	our ability to effectively manage our working capital;
●	our ability to satisfy consumer demands in a timely and cost-effective manner;
●	pricing and availability of labor and materials;
●	our inability to adjust certain fixed costs and expenses for changes in demand;
●	seasonal fluctuations in demand and our revenue; and
●	disruption in component supply from foreign and or domestic vendors.

We may be subject to legal claims against us or claims by us which could have a significant impact on our resulting financial performance.

At any given time, we may be subject to litigation, the disposition of which may have an adverse effect upon our business, financial condition, or results of operation. Such claims include but are not limited to and may arise from personal liability and related claims in the event that any of the theme parks and entertainment offerings that we promote results in personal injury. In addition, in the event we experience negative cash flow, we may be subject to claims by our creditors, suppliers and lessors, which could have a significant negative impact on our operations.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or us, including the utility of our services and offerings, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counter-parties, failure by us or our partners to meet minimum standards of service and quality and compliance failures and claims.

Our operations may be impaired as a result of disasters, business interruptions or similar events.

A natural disaster such as a hurricane, tornado, fire, flood, or a catastrophic event such as a terrorist attack, an epidemic affecting our operating activities, major facilities (including the theme parks), or a computer system failure could cause an interruption or delay in our business and loss of facilities, equipment or data or render us unable to provide entertainment services in a timely manner, or at all. We do not currently have a disaster recovery plan and our business interruption insurance that we obtain in the future may not adequately compensate us for losses that may occur. In the event that a hurricane, natural disaster, terrorist attack or other catastrophic event were to destroy any part of our facilities or interrupt our corporate headquarters or any of our third-party distribution or manufacturing facilities operations for any extended period of time, or if harsh weather conditions prevent us from delivering products and services in a timely manner, our business, financial condition and operating results could be seriously harmed.

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Our risk management efforts may not be effective which could result in unforeseen losses.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

We do not currently have an external line of credit facility with any financial institution.

We intend to attempt to establish an external line of credit in the future, but there can be no assurances we will be able to do so. The failure to obtain an external line of credit could have a negative impact on our ability to generate profits. Our failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further expansion. We will require significant additional capital to fund our future activities. Our failure to find the financial resources necessary to fund our planned activities and service any debt and other obligations could adversely affect our business.

Our financial results may fluctuate from period to period as a result of several factors which could adversely affect our stock price.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that will affect our financial results include:

●	acceptance of our products and services and market penetration;
●	the amount and timing of capital expenditures and other costs relating to the implementation of our business plan;
●	the introduction of new products and services by our competitors; and
●	general economic conditions and economic conditions specific to our industry.

As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Accidents at our theme parks and arcades may affect our performance.

There is a risk that accidents may occur as guests are using our rides, games and attractions at our theme parks and arcades. Such accidents may result in injury or even death to guests, or damage to our equipment and facilities. The occurrence of an accident may also have a negative effect on our brand and reputation, resulting in a decline in guest attendance.

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Risks Relating to our Industries

Economic slowdowns may affect consumer spending.

Widespread, prolonged and/or severe economic slowdown in Malaysia and other countries can affect consumer income and confidence. Uncertainty over the prospect of global economic growth and political events may also have a negative effect on their income and confidence.

This may reduce the willingness of consumers to spend, particularly on discretionary leisure and entertainment items such as visits to theme parks and arcades, and spending on game applications. This may affect the ability of operators in the industry to grow and expand.

Slower than expected adoption of VR and AR technologies; and competition.

VR and AR are relatively new technologies, and the general public’s adoption of them may be slower than currently anticipated. This would have an impact on the future growth of businesses whose operations are heavily reliant on these technologies, including VR and AR enhanced theme parks developers and operators, and AR enhanced trading card game application publishers.

In addition, consumers have many choices in allocating their leisure time and spending, of which VR and AR theme parks and arcades, and AR enhanced trading card games are two out of many options. For example, VR and AR enhanced theme parks and arcades face competition from conventional theme parks and arcades, movies, television, cinemas and home entertainment. AR enhanced trading cards face competition from conventional trading cards, game applications, home consoles and board games.

In addition, operators that provide these services also compete against each other. Operators who have the ability to develop their own IP and content are in a better position to compete and gain market share. Similarly, operators that constantly improve their services and continue to provide new and exciting experiences are more likely to attract and retain users and succeed.

Failure to keep up with technological advancement may materially impact our results.

The VR and AR industry is subjected to advances in technology, like all other digital, electronics and web- based industries. There is a constant need for operators to keep pace with technology, either by developing it themselves or adopting technology from other developers. Operators who fail to keep up with evolving technology face the risk of their products and services becoming increasingly outdated and may lose market share as a result.

We are currently developing our own IP’s, including the AR enhanced trading card game. This places us in a position to keep abreast with developments in AR technology. We are also taking on a multi-level platform approach, which means that we are not tied to a single IP or technology. We have the ability to adopt IP’s and technology from a range of sources and collaborators.

Political, economic and regulatory policies may vary from country to country.

Changes in the general political, economic and regulatory policies of the countries that we plan to operate in may adversely affect our business activities, ability to execute our expansion plan and financial performance. Examples of political, economic and regulatory policy changes include, among others, changes in political leadership or system of government; changes in monetary and fiscal policy; expropriation or nationalization of businesses owned by foreigners; currency devaluation; the imposition of foreign exchange controls; changes to the tax code; renegotiation or nullification of existing licenses, permits, leases or other contracts or agreements; and financial crisis.

Our business is subject to various government regulations, non-compliance with which could result in park or facilities closures and/or fines.

We are subject to federal, state and local government regulation relating to the operation of our AR and VR amusement park rides and facilities, and also for our offering any food and beverages at our facilities, (including the sale of alcohol at certain of our parks), as well as regulations relating to building and zoning requirements. For example, all the locations in which we plan to operate have inspectors who will periodically examine our facilities and attractions for compliance with safety regulations and will issue citations, assess fines and close facilities and attractions if violations are found. In addition, we are subject to local health ordinances for the manufacture, handling, storage and labeling of food products in our restaurants. If we do not obtain or retain required licenses or permits, do not pass inspections of our attractions or comply with future changes in existing regulations, we may be required to close our parks or attractions, prevented or delayed from opening new parks or attractions or subject to fines.

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Risks Relating to Investing in Our Company and Our Common Stock

We do not have a dividend policy.

The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain all of its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future. Any future decision with respect to dividends will depend upon the Company’s future earnings, future capital needs, and the Company’s operating and financial condition, among other factors.

We have blank check preferred stock.

Our Certificate of Incorporation authorizes “blank check” preferred stock. Our board of directors, without stockholder approval, has the right to designate additional series of preferred stock with such preferences, limitations and relative rights, as they deem appropriate in addition to the Series A Preferred Stock of the Company currently issued and outstanding .

Because our newly issued Series A preferred stock is convertible into shares of our common stock beginning at the one year anniversary of the issuance of same, our common stock will be subject to substantial dilution.

The Company issued 121,058,863 shares of Series A Preferred Stock on April 27, 2018. Each share of Series A Preferred Stock will automatically convert or will be convertible at the election of the Series A Holder, as set forth below, into one share of the Company’s common stock, subject to adjustment as set forth herein (the “Series A Conversion Shares”). A Series A Holder may elect to convert the Series A Preferred Stock into Series A Conversion Shares at any time after the one year anniversary of the issuance thereof and prior to the five year anniversary of the issuance thereof (each an “Elective Conversion”). To the extent not converted to Series A Conversion Shares as of the fifth anniversary of the issuance thereof, such shares of Series A Preferred Stock will automatically convert to Series A Conversion Shares on the date that is the fifth anniversary of the issuance thereof. Investors’ interests in the Company will be diluted and Investors may suffer dilution in their net book value per share when the Series A preferred shares are converted into shares of the Company’s common stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s common stock could seriously decline in value.

The sale of the additional shares of common stock could cause the value of our common stock to decline.

The sale of a substantial number of shares of our common stock , or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

The price of our shares of common stock in the future may be volatile.

The market price of our common stock can be volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our common stock ; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history, and no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock .

The common stock constitutes restricted securities and is subject to limited transferability.

The common stock should be considered a long-term, illiquid investment. The common stock has not been registered under the Securities Act and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the common stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a stockholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

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There is no public trading market for our common stock .

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of Investors. There can be no assurance given that there will be any awareness generated. Consequently, Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by Investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Because we will likely issue additional shares of our common stock , investment in the Company could be subject to substantial dilution.

Investors’ interests in the Company will be diluted and Investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 200 million shares of common stock, $0. 0 001 par value per share, and 30 million shares of preferred stock, $0. 0 001 par value per share. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell or issue more common stock, Investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s common stock could seriously decline in value.

Our Certificate of Incorporation and Bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our Certificate of Incorporation and Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Our Bylaws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of the Company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our Bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of the Company, which may result in a change in our management and directors. This could result in a disruption to the activities of the Company, which could have a material adverse effect on our operations.

Our Certificate of Incorporation and Bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.

Provisions of our Certificate of Incorporation and Bylaws, as well as provisions of the Delaware corporate law, may discourage, delay or prevent a change in control of the Company or other transactions that you as a shareholder may consider favorable and may be in your best interest. The Certificate of Incorporation and Bylaws contain provisions that authorize the issuance of shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; limit who may call special meetings of shareholders; and require advance notice for business to be conducted at shareholder meetings, among other anti-takeover provisions.

Our directors have the authority to issue common and preferred shares without shareholder approval, and preferred shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of the Company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of and the voting and other rights, of the holders of outstanding shares of our common stock .

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Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under Rule 144 under the Securities Act, a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the common stock . However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Share Exchange, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

While we believe that as a result of the Share Exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company has filed Form 10 Information with the SEC on Form 8-K filed with the SEC on February 13, 2018, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

Risks Related to this Offering

Since our common stock is thinly traded, and since no market may develop for our common stock, our stock price may be volatile, and investors may have difficulty selling our shares.

The Company’s common stock is currently quoted on the OTCPink® under the symbol “USVR.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Our common stock is thinly traded and, as of the date hereof, no active trading market has developed for our common stock. Such thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and that are actively traded on an exchange. Thus, we cannot assure investors that there will at any time in the future be an active trading market for our common stock. Our stock is not listed on a stock exchange. Even if we successfully list the common stock on a stock exchange, we nevertheless could not assure shareholders that an organized public market for our common stock would develop.

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Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our securities are traded on the OTCPink®, which may not provide as much liquidity for our investors as more recognized senior exchanges such as the NASDAQ Stock Market or other national or regional exchanges.

Our securities are quoted on OTCPink®. The OTC Markets are inter-dealer, over-the- counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on these OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Our stock price may be volatile, and you may not be able to sell your shares for more than what you paid or at all.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them or at all. The trading price of our common stock may be subject to fluctuations in in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new AR or VR theme parks by us or by our competitors; changes in investor perceptions; and various other factors.

The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders and may make it more difficult for us to raise money through sales of our securities.

The Selling Stockholders may sell a large number of shares of our common stock. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Further, the sale of a substantial number of shares of our common stock by the Selling Stockholders, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

Our shares may be subject to the Securities and Exchange Commission’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for our shareholders to sell their common stock.

Penny stocks generally are equity securities with a price of less than $5.00. Since our common stock, once a trading market develops, if any, may start trading at less than $5.00 per share, we may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require broker-dealers to deliver extensive disclosure to its customers prior to executing trades in penny stocks not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of our securities. These disclosure requirements may cause a reduction in the trading activity of our common stock, which likely would make it difficult for our stockholders to resell their securities.

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An investment in the Company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Other Risks

There are other unidentified risks.

The risks set forth above are not a complete list of the risks facing our potential investors. We acknowledge that there may exist significant risks yet to be recognized or encountered to which we may not be able to effectively respond. There can be no assurance that we will succeed in addressing these risks or future potential risks, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholders in this Offering. See “Selling Stockholders.”

We will pay for expenses of this Offering , except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of their shares.

SELLING STOCKHOLDERS

This Prospectus relates to the possible resale from time to time by the Selling Stockholders named in the table below of 26,516,742 shares of the Company’s common stock.

The table below presents information regarding the Selling Stockholders and the shares of common stock that they may offer pursuant to this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholders and reflects holdings as of July 6 , 2018. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of common stock that the Selling Stockholders may offer under this Prospectus. The Selling Stockholders may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of any of the shares.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Shareholder Name (1)	Number of Shares Owned Prior to the Offering	Percent of Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering (2)	Percent of Shares Beneficially Owned After the Offering (2)
Global Greatday Sdn Bhd(3)	5,288,889	4.2%	5,288,889	—	0.0%
Summit Terminal Sdn Bhd(4)	5,288,889	4.2%	5,288,889	—	0.0%
Diamond Boulevard Sdn Bhd(5)	79,050	*	79,050	—	0.0%
Titanium Uptrend Sdn Bhd(6)	237,150	*	237,150	—	0.0%
Midtown Avenue Sdn Bhd(7)	288,575	*	288,575	—	0.0%
Oscar Sanctuary Sdn Bhd(8)	277,270	*	277,270	—	0.0%
Harmonic Discovery Sdn Bhd(9)	510,000	*	510,000	—	0.0%
Platinum Landscape Sdn Bhd(10)	395,250	*	395,250	—	0.0%
Aspire Vision Sdn Bhd(11)	2,595,390	2.1%	2,595,390	—	0.0%
Mayfield Ventures Sdn Bhd(12)	1,303,390	1.0%	1,303,390	—	0.0%
Admiral Salute Sdn Bhd(13)	646,000	*	646,000	—	0.0%
Crimson Bright Sdn Bhd(14)	646,000	*	646,000	—	0.0%
Goldbell Wealth Sdn Bhd(15)	1,615,000	1.3%	1,615,000	—	0.0%
Thumbsup Reap Sdn Bhd(16)	612,000	*	612,000	—	0.0%
Sudut Perangsang Sdn Bhd(17)	1,275,000	1.0%	1,275,000	—	0.0%
Propel Continent Sdn Bhd(18)	170,000	*	170,000	—	0.0%
Digital Symbol Sdn Bhd.(19)	5,288,889	4.2%	5,288,889	__	0.0%

* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1) We have been advised that none of the Selling Stockholders and none of the persons identified in the footnotes to this table is a member of FINRA, or an independent broker-dealer, and that neither the Selling Stockholders nor any of their affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(2) Assumes the sale of all shares being offered pursuant to this Prospectus.

(3) Global Greatday Sdn Bhd . is owned 100% by Kevin Liew Weng Fai who is also a director of Global Greatday Sdn Bhd and who also has the power to vote and dispose of the shares held by Global Greatday Sdn Bhd.

(4) Summit Terminal Sdn Bhd . is owned 50% by Ong Swee Long and 50% by Abdullah Khubayb Bin Awaludin, both of whom are also directors of Summit Terminal Sdn Bhd . and both of whom jointly have the power to vote and dispose the shares held by Summit Terminal Sdn Bhd.

(5) Diamond Boulevard Sdn Bhd . is owned 100% by Alan Chua Hock Kwang who is also a director of Diamond Boulevard Sdn Bhd . and who also has the power to vote and dispose the shares held by Diamond Boulevard Sdn Bhd.

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(6) Titanium Uptrend Sdn Bhd . is owned 100% by Leng Mint, who is also a director of Titanium Uptrend Sdn Bhd . and who also has the power to vote and dispose the shares held by Titanium Uptrend Sdn Bhd.

(7) Midtown Avenue Sdn Bhd . is 100% owned by Ng Tian Kang, who is also a director of Midtown Avenue Sdn Bhd . and who also has the power to vote and dispose the shares held by Midtown Avenue Sdn Bhd.

(8) Oscar Sanctuary Sdn Bhd . is owned 100% by Irene Chan Siew Khim, who is also a director of Oscar Sanctuary Sdn Bhd . and who also has the power to vote and dispose the shares held by Oscar Sanctuary Sdn Bhd.

(9) Harmonic Discovery Sdn Bhd. is owned 100% by Irene Chan Siew Khim, who is also a director of Harmonic Discovery Sdn Bhd. and who also has the power to vote and dispose the shares held by Harmonic Discovery Sdn Bhd.

(10) Platinum Landscape Sdn Bhd. is owned 76% by Anthony Liew Weng Onn, 6% by Yap Pik Haa, 12% by Khor Hun Boon and 6% by Yap Kow Chai, Anthony Liew Weng Onn is also a director of Platinum Landscape Sdn Bhd. and also has the power to vote and dispose the shares held by Platinum Landscape Sdn Bhd.

(11) Aspire Vision Sdn Bhd. is owned 50% by Saviour A/L S.P. Karppiah and 50% by Shahir Bin Ab. Razak, both of whom are also directors of Aspire Vision Sdn Bhd. and both of whom have the power to vote and dispose the shares held by Aspire Vision Sdn Bhd.

(12) Mayfield Ventures Sdn Bhd. is owned 100% by Goh Lee Kheng, who is also a director of Mayfield Ventures Sdn Bhd. who also has the power to vote and dispose the shares held by Mayfield Ventures Sdn Bhd.

(13) Admiral Salute Sdn Bhd. is owned 100% by Teoh Ee Ken who is also a director of Admiral Salute Sdn Bhd. and who also has the power to vote and dispose the shares held by Admiral Salute Sdn Bhd.

(14) Crimson Bright Sdn Bhd. is owned 100% by Teoh Ee Ken who is also a director of Crimson Bright Sdn Bhd. and who also has the power to vote and dispose the shares held by Crimson Bright Sdn Bhd.

(15) Goldbell Wealth Sdn Bhd. is owned 50% by Saviour A/L S.P. Karppiah and 50% by Shahir Bin Ab. Razak, both of whom are also directors of Goldbell Wealth Sdn Bhd. and both of whom have the power to vote and dispose the shares held by Goldbell Wealth Sdn Bhd.

(16) Thumbsup Reap Sdn Bhd. is owned 50% by Yep Zhen Jun and 50% by Shahir Bin Ab. Razak, both of whom are also directors of Thumbsup Reap Sdn Bhd. and both of whom have the power to vote and dispose the shares held by Thumbsup Reap Sdn Bhd.

(17) Sudut Perangsang Sdn Bhd. is owned 50% by Yap Zhen Jun and 50% by Shahir Bin Ab. Razak, both of whom are also directors of Sudut Perangsang Sdn Bhd. and both of whom have the power to vote and dispose the shares held by Sudut Perangsang Sdn Bhd.

(18) Propel Continent Sdn Bhd. is owned 100% by Yip Sow Chan, who is also a director of Propel Continent Sdn Bhd. and who also has the power to vote and dispose the shares held by Propel Continent Sdn Bhd.

(19) Digital Symbol Sdn Bhd. is owned 100% by Goh Lee Khen, who is also the sole director of Digital Symbol Sdn Bhd.,, who also has the power to vote and dispose the shares held by Digital Symbol Sdn Bhd.

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PLAN OF DISTRIBUTION

This prospectus relates to 26,516,742 shares of our common stock offered by the Selling Stockholders. The Selling Stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The shares being offered by the Selling Stockholders will be sold at a fixed price of $2.79 for the duration of this Offering. An independent third-party valuation firm with expertise in the valuation of businesses performed a valuation of US VR Sub using generally accepted valuation methodologies. The third-party valuation firm arrived at a valuation of $690 million as of January 12, 2018. The Selling Stockholders determined the offering price for the shares in this Offering based on the third-party valuation firm’s valuation of US VR Sub of $690 million, and by taking 51% of such valuation and dividing it by the number of shares exchanged. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders or any of their respective pledgees, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Before any such agent, or broker-dealer sells any of the shares that are the subject of this Prospectus, a post-effective amendment to the registration statement of which this Prospectus forms a part will be filed to name anyone receiving compensation for selling the shares before any sales take place. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a fixed price which may be below or above the then market price. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the respective Selling Stockholder. A Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this Prospectus.

The Selling Stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of common stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this Prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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The Selling Stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this Prospectus.

If a Selling Stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our common stock is based upon our certification of incorporation, as amended, our amended and restated bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our amended and restated bylaws.

Authorized Common Stock

We are authorized to issue two billion (2 ,000,000 ,000 ) shares of common stock, par value $ 0.0001 . As of  July 3 , 2018, there were 126,325,792 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our certificate of incorporation. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a majority of shares represented at a meeting, and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

The holders of common stock are entitled to receive dividends, when, if, and as declared by our Board of Directors, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

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Preferred Stock

We are authorized to issue five hundred million (500,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

On April 26, 2018, the Company filed a certificate of designations (the “Certificate of Designations”) for the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”) consisting of 121,058,863 shares, with the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

(a) Number and Stated Value. The number of authorized shares of the Series A Preferred Stock is 121,058,863 shares. Each share of Series A Preferred Stock has a stated value of $2.79 (the “Stated Value”).

(b) Dividends.

(i)	Holders of shares of Series A Preferred Stock (the “Series A Holders”) are entitled to receive, and the Corporation will pay, whether or not declared by the Board of Directors, dividends on shares of Series A Preferred Stock, to be paid on each share of Series A Preferred Stock, in cash, as follows:

(A)	a dividend equal to 1% of the Stated Value, to be paid on the second anniversary of the issuance of the applicable shares of Series A Preferred Stock;

(B)	a dividend equal to 2% of the Stated Value, to be paid on the third anniversary of the issuance of the applicable shares of Series A Preferred Stock;

(C)	a dividend equal to 2% of the Stated Value, to be paid on the fourth anniversary of the issuance of the applicable shares of Series A Preferred Stock; and

(D)	a dividend equal to 2% of the Stated Value, to be paid on the fifth anniversary of the issuance of the applicable shares of Series A Preferred Stock.

(c) Participation. The Series A Preferred Stock will not participate in any distributions or payments to the holders of the common stock.

(d) Vote. The Series A Preferred Stock has no voting rights other than as set forth in clause (h) below.

(e) Conversion. Initially, and subject to the limitations herein, each share of Series A Preferred Stock will automatically convert or will be convertible at the election of the Series A Holder, as set forth below, into one share of common stock, subject to adjustment as set forth herein (the “Series A Conversion Shares”). A Series A Holder may elect to convert the Series A Preferred Stock into Series A Conversion Shares at any time after the one year anniversary of the issuance thereof and prior to the five year anniversary of the issuance thereof (each an “Elective Conversion”). To the extent not converted to Series A Conversion Shares as of the fifth anniversary of the issuance thereof, such shares of Series A Preferred Stock will automatically convert to Series A Conversion Shares on the date that is the fifth anniversary of the issuance thereof (each an “Automatic Conversion”).

(f) Adjustment. In the event of any forward or reverse split of the common stock, the conversion ratio of the Series A Preferred Stock shall be proportionately and equitably adjusted automatically.

(g) No Reissuance. Any shares of Series A Preferred Stock converted into common stock pursuant to the terms herein may not be reissued by the Corporation.

(h) Amendment of Certificate. The Corporation may not amend (including by merger, consolidation or otherwise) this Certificate of Designation in any manner without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class.

As of July 6 , 2018, there were 121,058,863 shares of Series A Preferred Stock issued and outstanding, which represents 100% of the authorized Series A Preferred Stock

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Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, as Amended, and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our amended and restated bylaws provide that special meetings of the stockholders , unless otherwise prescribed by statute, may only be called by a majority of the Board and may be called at any time by the majority of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by Board, within the limits fixed by law.

Removal of Directors; Vacancies. Our Amended and Restated Articles of Incorporation provide that, except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote. Our Amended and Restated Articles of Incorporation provide that except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

Our amended and restated bylaws provide that a director may be removed either for or without cause at any time by the affirmative vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote. Except as set forth in the amended and restated bylaws, if the office of any director, member of a committee or other officer becomes vacant (whether resulting from an increase in the number of directors, resignations, removals or otherwise), the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Amendment of Bylaws. Our Amended and Restated Articles of Incorporation provide that the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Company and that the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Company, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Our amended and restated bylaws provide that the amended and restated bylaws may be altered or repealed and bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof, if notice of the proposed alteration or repeal of a bylaw or bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal, or bylaw or bylaws to be made, be contained in the notice of such meeting.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

DESCRIPTION OF THE BUSINESS

Overview

Company History

US VR Global.com Inc. (formerly known as Boly Group Holdings Corp.) (“ US VR.com” or the “Company”) was incorporated in the State of Delaware in 2003.

US VR Global Inc. (“US VR Sub”) was incorporated on February 27, 2017 under the laws of the State of Delaware and commenced operations at that time.

On February 6, 2018, US VR Sub, and each of the shareholders of US VR Sub who executed a counterpart signature to the Share Exchange Agreement dated February 6, 2018 (the “Exchange Agreement”) or executed a joinder agreement to the Exchange Agreement following the effective date of the Exchange Agreement but prior to the First Closing (as hereinafter defined) (such shareholders, the “US VR Sub shareholders”), and Lai Chee Mei (Amanda) as representative of the US VR Sub shareholders entered into the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, (i) the Company agreed to acquire from the US VR Sub shareholders all of the shares of common stock of US VR Sub in exchange for the issuance by the Company to the US VR Sub shareholders of shares of the Company’s common stock and shares of the Company’s Series A preferred stock, and (ii) US VR Sub will become a wholly owned subsidiary of the Company.

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Pursuant to the terms of the Exchange Agreement, at the first closing (the “First Closing”), each US VR Sub Shareholder agreed to exchange 51% of such US VR Sub Shareholder’s common stock of US VR Sub, for shares of Company common stock, on the basis of one share of Company common stock for each three shares of US VR Sub common stock being exchanged at the First Closing(the “Exchange Common Shares”).

The First Closing occurred on February 6, 2018 and the US VR Sub Shareholders exchanged an aggregate of 378,000,124 shares of US VR Sub common stock, representing 51% of US VR Sub’s common stock, for 126,000,041 shares of Company common stock, representing 99.7% of the Company’s common stock, and US VR Sub became a majority owned subsidiary of the Company.

Pursuant to the terms of the Exchange Agreement, at the second closing (the “Second Closing”), each US VR Sub Shareholder agreed to exchange the balance of such US VR Sub Shareholder’s common stock of US VR Sub for shares of Company Series A preferred stock, on the basis of one share of Company Series A P referred stock for each three shares of US VR Sub common stock being exchanged at the Second Closing, (the “Exchange Preferred Shares” and together with the Exchange Common Shares, the “Exchange Shares”). The exchanges set forth above are together referred to herein as the “Share Exchange.”

The Second Closing occurred on April 27, 2018 and the US VR Sub shareholders exchanged an aggregate of 363,176,589 shares of US VR Sub common stock, representing 49% of US VR Sub’s common stock, for 121,058,863 shares of the Company’s Series A Preferred Stock, representing 100% of the Company’s authorized and outstanding Series A Preferred Stock. As a result of the Second Closing, US VR Sub became a wholly owned subsidiary of the Company.

The Company was a shell company immediately prior to the Share Exchange. The Company had no assets or operations prior to the Share Exchange.

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Following the First Closing, the Company held a 51% interest in US VR Sub. Following the Second Closing, the Company holds a 100% interest in US VR Sub. US VR Sub has three subsidiaries, one of which (Hero Central Dot Com Sdn Bhd) is an operating subsidiary. The following chart shows the Company’s current corporate structure.

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Executive Summary

As discussed further below, the main focus of our business will be establishing our Hero Central theme parks, which are new generation playgrounds that use virtual reality (“VR”) and augmented reality (“AR”) technologies to provide interactive and immersive rides, games and attractions. They are also planned to have conventional rides, games and attractions, as well as sports-entertainment facilities for those who enjoy an active lifestyle. The Company is a provider of cutting-edge VR and AR enhanced leisure and entertainment activities. We are creating our Hero Central Digital Platform as an online enabler and integrated platform for our businesses:

●	Hero Central theme parks, a chain of next generation indoor shopping mall-based VR and AR enhanced theme parks and arcades;
●	Publishing AR Trading Card Game Applications; and
●	Collaborating with Hero Makers, our brand and IP partners and application developers to develop content.

In addition, we are developing Hero Central Theme Parks as a multi-level platform with intellectual property (“IP”) developed by us and by third party interested IP owners and developers, who we refer to as “Hero Makers.” We can select from a variety of IP to create the best guest experience, and are not limited to any single brand, theme or Hero Maker. We intend to set out our flagship Hero Central theme parks in China and Malaysia. We intend our flagship Hero Central theme part in China will cover approximately 48,000 square feet of space in Studio City in Macau China. Studio City opened in October 2015, is a cinematically-themed integrated entertainment, retail and gaming resort in Cotai, Macau. Macau is a resort city in Southern China, known for its casinos and luxury hotels. We intend our flagship Hero Central theme park in Malaysia will cover approximately 170,000 square feet of high-energy space at Empire City Damansara, in Malaysia. This is a mixed development in Damansara Perdana, which is in Malaysia’s Greater Kuala Lumpur metropolis.

We believe that the VR and AR industry is new and poised for explosive growth. VR can provide an immersive experience in a digital environment for a user, typically through the use of devices such as goggles or visors that can block out the room and transpose the user to the perception of a unique environment. It can be deployed successfully in entertainment situations, such as simulating a roller coaster ride, concert, cartoon or outdoor adventure. AR places digital content on top of the physical world you see around you. AR works by adding two-dimensional (“2D”) or three-dimensional (“3D”) layered content on top of real world objects or locations, allowing the user to unlock additional information, virtual toys, gadgets or “pop up” experiences.

We are in the process, through documentation, of seeking to establish the “first use” of our tradename and the originality of our copyright , so our intellectual property can be protected in Malaysia. The Company has submitted an application to trademark the following logo:

The application was submitted to the Intellectual Property Corporation of Malaysia Trademark Registry on August 11, 2017, under the application number 2017065449, and if granted the trademark will have a duration of 10 years with renewal options after 10 years for subsequent periods. We believe that once our logo has trademark protection in Malaysia it will consequently then have the protections of the international Berne Convention Treaties, which covers 175 countries, including China, the United States, Canada, Singapore, Japan, and other major nations around the world. In the latest publication of the US Chamber of Commerce’s International Intellectual Property Index, Malaysia has been ranked second among the Association of Southeast Asian Nations in terms of intellectual property protection.

We have a flexible expansion model that we believe is highly modular and scalable for our Hero Central Theme Parks. We plan to create locations that range in size from a VR theme park, to arcades that fit in retail lots. Each theme park and arcade are planned to be tied together by our Hero Central Digital Platform and operated with common management systems. To support our Hero Central Theme Park expansion plan, we plan to develop a licensing program for third party licensees. Under this planned program, licensees will be provided with access to our content, online platform, management system and other back-office systems. Licensees will be responsible for the initial capital investment and daily operations.

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We are also developing our own AR-enhanced trading card game application that is enabled and driven by our Hero Central Digital Platform. We plan to publish applications to users in Malaysia and globally. It is planned that the trading card will be a physical card with printed codes such that a smartphone or tablet will be able to read the codes to create 3D images overlaid on the viewer’s existing environment. The 3D image will be displayed on the viewer’s device. The viewer may also interact with the created 3D image using the device.

VR and AR Explained

What is VR?

Virtual reality or “VR” uses a combination of technologies to create a 3D environment and present it to the user in a manner that makes the user feel as if he or she is actually immersed in that environment. Current VR systems consist of at least two components, the processor and head mounted display (“HMD”). The processor may be a computer or laptop, smartphone, game console or some other device. Its function is to run the VR application content, gather feedback from the HMD and sensors, and render the virtual 3D environment for the user. A powerful processor is needed to render a convincing environment quickly enough to avoid lag and visual stuttering. The HMD contains the screens that display the immersive visual 3D environment to the user, and headphones to deliver audio content. It is equipped with sensors to detect the user’s head movement to control his field of view in the virtual environment. At a minimum, VR immersion usually involves:

●	Vision: The HMD is usually a visor or helmet that filters out the user’s peripheral vision. Visual content is presented to the user with high-definition screens. Equipment manufacturers currently use a number of techniques to achieve 3D images, including dual displays on single or double screens, and stereoscopic display with lenses. Screen refresh rate must be at least 60 frames per second (“fps”) to avoid vision stuttering and user disorientation. Contemporary HMDs commonly have refresh rates of 90 fps and 120 fps.

●	Sound: Headphones with active and passive noise cancelling are used to block out external sounds. To enhance realism the sound fed to the user is modulated to create the impression that it originates from a particular direction and point in the distance.

●	Head Tracking: The HMD has a number of sensors to track the movement of the user’s head so that his view of the virtual environment can be updated accordingly. To achieve an even higher level of realism some HMD have infra-red cameras and other sensors to track the user’s eye movement.

Using more interactive features on top of these minimum requirements can make the VR experience more immersive and realistic:

●	Customized Control: Some VR systems and games use a set of wireless controls that are designed to make the user feel as if they are using their own hands in the VR environment. For example, users squeeze on a hand trigger on their controller to fire a gun in a VR application.

●	Customized Set: The user’s immediate surroundings can be outfitted to resemble a vehicle or other environment that matches their VR world. This concept is usually paired with customized controls. For example, the user of an advanced flight simulator may be strapped into a simulated cockpit, and control his VR aircraft with a joystick, throttle and foot pedals.

●	Movement: Equipment such as moving platforms and 6-degree-of-freedom seats equipped with force feedback systems can be used to create a realistic sense of motion that matches the user’s movement through the VR environment.

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What is AR?

With augmented reality or “AR”, users perceive the real world with the addition of computer-generated images that are overlaid on specific objects. Unlike an immersive VR experience, users are aware that they are in the real world. Users employ a device that is equipped with a camera, such as a smartphone or a tablet. The camera scans the environment, feeding the application’s image recognition capability. The application’s AR content is triggered when specific images are recognized, such as QR codes, borders, faces, locations and names. Location-based AR works in a similar manner, using devices equipped with a global position system or other location sensors. Bringing the device to a specific location or area triggers the application’s AR content.

Industry and Market Assessment

Overview

The VR and AR industry is still in its infancy, with many companies investing heavily in research and development. While there are many varied forecasts and estimates on the future market size of this industry, the one thing that many industry experts agree on is that the industry will experience rapid growth over the next few years.

We expect that hardware will be the main driver of growth for the VR and AR industry. Even now, there are numerous HMDs available which are used primarily for video games, such as the Oculus Rift and HTC Vive. However, the adoption rate is still low as prices of these headsets are costly, not taking into account the high-end processors needed to run the games smoothly to provide players with a satisfactory experience. In the near future, prices of hardware are expected to fall to more affordable levels, on the back of technological improvements in components such as display technology and graphics card, competition among manufacturers as well as the effect of economies of scale on the industry.

Case Study – Pokémon Go

Pokémon Go is an AR mobile phone game which was released by Niantic Labs in July 2016. The game was an immediate hit upon launching and got many people to go outdoors in search of Pokémon, flooding places such as parks and landmarks in many countries. Pokémon Go’s first day revenue was between $3.9 million and $4.9 million. By August 2016 the mobile app had achieved 100 million downloads worldwide; as of March 2017, the total number was approximately 650 million downloads. At the height of its popularity, the game had 22.5 million active daily users.

The game, which is free-to-play, generates revenue by offering players optional in-application purchases such as PokéBalls, lures and other virtual goods which enhance a player’s gaming experience. Additionally, Pokémon Go derives revenues from businesses who want to increase pedestrian traffic at their locations. In general, the business pays Niantic a sum of money to increase spawn rates of rare Pokémon in their area or create a game checkpoint such as a PokéStop or PokéGym at their location.

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While the number of daily active users has dropped, it still averaged 7.5 million daily active users in January 2017. There was a small surge in user activity in February 2017 following the release of a collection of new Pokémon, indicating that players are still interested enough to play if there are new developments. Within the first few days of Pokémon Go’s release, the market capitalization of Japanese game maker Nintendo more than doubled to reach a high of $42.5 billion.

Aside from its surreal business success, Pokémon Go was able to promote the concept of AR to a vast number of consumers worldwide better than any other software or hardware at the time. More importantly, it also gave corporations a preview of the potential impact of AR technology on their businesses.

Theme Parks and Attractions

As discussed further below, the main focus of our business will be establishing our Hero Central theme parks, which are new generation playgrounds that use VR and AR technologies to provide interactive and immersive rides, games and attractions. They are also planned to have conventional rides, games and attractions, as well as sports-entertainment facilities for those who enjoy an active lifestyle.

Competitive Analysis Home VR and AR

We believe that VR and AR theme parks have various advantages over home-based gaming systems. In general, VR and AR games that run on home computers or consoles require gamers to own high end HMD such as the Oculus and HTC Vive that on its own, can cost approximately $600 in order to enjoy the full experience. Computer gamers will need to spend more money to make sure that their systems have the right amount of processing power needed to run the game smoothly.

In short, setting up a proper home-based VR system may prove to be out of reach of the vast majority of consumers at this point in time. AR and VR theme parks will be able to offer gamers a significantly cheaper alternative through a pay-per-use system. Furthermore, the availability of a wide range of games in the theme park will give gamers the opportunity to play a range of games without having to purchase the game itself. VR and AR theme parks in Malaysia could provide a lower cost alternative to VR and AR gaming enthusiasts who do not have the capacity to purchase a system of their own.

Home-based systems will also likely not be able to duplicate free-roam VR experiences that can be achieved in VR and AR theme parks. Free-roam VR is a concept which uses a tracking system to detect movements of players across a large area. It allows players to move freely while inside a virtual world. The tracking system can coordinate more than one player at a time, which allows gamers to share their virtual environment with friends. We believe that this increases the immersion factor of the game and makes the game more memorable as they are able to share the same virtual experience with friends.

Conventional Theme Parks

Just as VR and AR technologies are disrupting various industries across the globe, VR and AR theme parks could potentially outperform their traditional counterparts due to the various advantages and unique value propositions. We believe that a major business advantage that VR and AR theme parks have over conventional theme parks is that they require significantly fewer resources to setup and operate. This is because VR and AR theme parks do not need large structures requiring large space and incurring high capital cost. Instead, VR and AR theme parks can be opened in malls with exciting interior decorations and minor structures requiring relatively lower initial capital outlay. VR and AR theme parks can also easily upgrade or change their content regularly to provide visitors with fresh and new experiences. We believe that this will encourage recurrent visits. This is unlike conventional theme parks, where rides and attractions typically stay the same for many years.

Business Model

Overview

We are providers of cutting-edge VR and AR enhanced leisure and entertainment activities. We are creating our Hero Central Digital Platform as an online enabler of the key business areas that we are seeking to develop:

●	Operating a chain of next generation indoor shopping mall-based VR and AR enhanced theme parks; and

●	Publishing AR game applications.

Our business model is based on developing our own content and applications, as well as collaborating with local and international IP owners to develop engaging VR and AR enhanced leisure and educational activities.

Our Integrated Platform Business Model

Our business model is premised on all our activities being linked and integrated to our Hero Central Digital Platform. Our current proposed business activities include VR and AR theme parks and arcades, which we name Hero Central Theme Parks, and AR Trading Card Game Applications.

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Hero Central Digital Platform

The Hero Central Digital Platform is planned to be the online platform that unifies all our various business areas. Users, whom we like to call “Hero Lovers”, are expected to be able to create a single profile for all of their online and offline experiences and purchases from us. Regardless of where they start, their profile will follow them as they immerse themselves in any of our theme parks and arcades, and AR trading card games.

Our Hero Central Digital Platform is planned to host a centralized database, collecting and mapping all our Hero Lovers’ activities across all our locations, games and applications. Over time, with sufficient data points, we believe that we will be able to undertake meaningful analytics and proactively suggest new experiences to our Hero Lovers based on their likes, preferences and habits. In addition, we plan to use such analytics for joint marketing with external parties to create new revenue streams for our business.

Our Hero Central Digital Platform is also planned to be a multi-level platform for Hero Makers, our brand and IP partners and application developers, to collaboratively create new and innovative games, rides and applications.

Global Theme Park and Attractions Statistics

The main focus of our business will be our Hero Central theme parks – which are planned to be new generation playgrounds that use VR and AR technologies to provide interactive and immersive rides, games and attractions. They are planned to be designed to have conventional rides, games and attractions, as well as sports-entertainment facilities for those who enjoy an active lifestyle. The theme park industry in general is experiencing excellent growth and we believe provide a fertile ground for the Company to introduce its products and services.

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Hero Central Theme Parks and Arcades

Overview

The main focus of our business will be our Hero Central theme parks. Our Hero Central theme parks are planned to be new generation playgrounds that use VR and AR technologies to provide interactive and immersive rides, games and attractions. They are also planned to have conventional rides, games and attractions, as well as sports-entertainment facilities for those who enjoy an active lifestyle.

The key difference of our Hero Central theme parks as opposed to most other theme parks is that they are planned to be established in shopping malls. We believe that this approach will enable us to benefit from each mall’s strategic location as well as tapping on their regular visitor traffic flow. More importantly, we believe that the set-up cost is significantly reduced as we will be using the mall’s infrastructure including the building, parking facilities, security and the ready availability of utilities, amenities and facilities. Since we plan to have most of our theme parks located in indoor malls, we believe that we have a significant advantage over outdoor based theme parks whose attendance can be significantly affected by bad weather.

We plan to adopt three operating models for our theme park and arcade business comprising:

●	Grand VR Park, a flagship theme park with over 100,000 square feet of space in China and Malaysia;

●	VR Park, a typical theme park with 30,000 square feet to 50,000 square feet of space;

●	Arcades, with between 500 square feet and 15,000 square feet of space.

Our business concept is designed to be flexible, modular and scalable. This will allow us to open new theme parks and arcades that are of the proper size to fit their locations, and with the best content to suit economic, social and cultural needs. We aim to establish a chain of Hero Central theme parks and arcades in Malaysia and Asian countries together with our licensees.

Multiple IP at Each Location

Hero Central theme parks and arcades are planned to employ an all-inclusive multi-level platform IP strategy. For example, our theme parks could include VR or AR enhanced games modelled after popular video games, adventure rides through a Jurassic forest or interactive activities with a popular character. This approach means our theme parks are not tied to one brand or IP. In our flagship Hero Central Grand VR Park s , we could have up to 100 different IP rides, games, attractions and contents. We will develop our own content as well as collaborate with interested IP owners and developers, or “Hero Makers”, to bring in multiple, interesting and popular content for our theme parks. Each Hero Maker is planned to be able to set up an entire themed zone at our theme parks and arcades or participate at a smaller scale by placing one or a few rides, games and attractions.

We plan to collaborate with Malaysian, regional and global Hero Makers to bring their content and IP into our theme parks and arcades. We believe that this will give our locations a diverse multi-cultural atmosphere that is exciting and new. Our customers, whom we call Hero Lovers, will have an opportunity to interact with their favorite characters, and also discover and enjoy new characters and virtual worlds.

This multi-level platform approach will also mean that each Hero Central theme park and arcade can have a different mix of themed zones and attractions, so that no two are the same. This will enable us to open multiple theme parks and arcades in a particular area and encourage guests to visit different ones.

Fun for Everyone

Our Hero Central theme park and arcade concept is designed to appeal to a wide range of age groups – from toddlers to adults. We expect that it will have five zones:

●	Hero Kids will appeal to young children from 3 to 7 years old, and their parents;

●	Hero Power will excite children from 8 to 12 years old, teenagers and young adults;

●	Hero Rides are for people of all ages;

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●	Hero Challenge is for families, friends and corporate groups looking for active challenges.

●	Hero Education dedicated edutainment area filled with digital learning experience, child-size replica of real city and more.

Grand VR Park – Our Flagship Hero Central Theme Park s

We intend to set out our flagship Hero Central theme parks in China and Malaysia. We intend our flagship Hero Central theme part in China will cover approximately 48,000 square feet of space in Studio City in Macau China. Studio City opened in October 2015, is a cinematically-themed integrated entertainment, retail and gaming resort in Cotai, Macau. Macau is a resort city in Southern China, known for its casinos and luxury hotels. Subject to entry into an operating agreement with Studio City, we expect that construction of Hero Central will begin in July 2018. We plan to open our location in Macau in the fourth quarter of 2018, however there can be no assurance that this can be completed as planned.

Grand VR Park, which is planned to be our flagship Hero Central theme park in Malaysia is planned to be at the Empire City Damansara Shopping Mall. It is planned to have approximately 170,000 square feet of space and we believe it will be the shopping mall’s main attraction. The flagship is planned to have gated Hero Kids, Hero Power, Hero Rides and Hero Challenge zones, and a Central Square with themed retail and food and beverage outlets that is open to the public. We expect the Grand VR Park to commence operations in the fourth fiscal quarter of 2018, although there can be no assurance that this can be completed as planned or at all.

VR Park – Our Typical Theme Park

Hero Central VR Parks are planned cover between 30,000 square feet and 50,000 square feet of space. They are planned to follow the template what we will set out at our flagship Grand VR Park s in China and Malaysia, with a Central Square and five Hero zones. Hero Lovers will get to enjoy the full Hero Central experience at these theme parks. Hero Central theme parks are going to be designed so that they are a shopping mall’s star attraction, creating win-win partnerships with property owners.

Hero Central Arcades

Hero Central arcades are planned to have a smaller footprint of between 500 square feet and 15,000 square feet. They are designed to operate comfortably in a shopping mall’s retail lot and are designed to complement the mall’s other attractions. Arcades are planned to have Hero Power and Hero Ride zones, and generally have fewer rides and games compared to full-fledged theme parks. Entry to our arcades is expected to be free, but Hero Lovers will have to purchase points to play some of the rides and games. Some retail and food and beverage options are planned to be available, although they will not be as extensive as our theme parks.

We believe that Hero Central arcades will help to introduce our brand and experience to a wider audience. They can also help us launch new content and IP partners before we commit to setting up full-fledged theme park. We believe that their smaller size and set-up cost will also appeal to potential licensees with a good operational track record but have fewer financial resources.

Common Standard Operating Procedure

We also plan to develop a common standard operating procedure (“SOP”) that will be adopted at all Hero Central theme parks and arcades. The SOP will cover all aspects of day-to-day operations including integration with the Hero Central Digital Platform; guest relations and dispute resolution; point-of-sales, inventory and procurement; staff training program; food and beverage and retail outlet management; maintenance of equipment and facilities; and upgrades and renovations. Adopting a common SOP across all locations will help to ensure that Hero Lovers will receive the same service regardless of where they play.

The SOP are planned to be an integral part of our licensing program as it will be the basis of how our licensees will operate their locations. We believe that it will help to streamline the process of setting up new theme parks and arcades.

Moving forward, we expect to benefit from economies of scale due to the use of SOP for theme park and arcade management.

Licensing Program

We plan to execute our Hero Central theme park and arcade expansion program through a combination of setting up and operating new locations ourselves, and also through a licensing program.

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We plan to develop the licensing program to identify, train and manage suitable licensees to set up and operate new Hero Central theme parks and arcades at carefully selected locations in target countries. We will provide licensees with access to our SOP, management system and staff training program, Hero Central Digital Platform, relevant VR and AR rides, games and attractions, and IP content. Moving forward, we will help suitable licenses that have demonstrated their capability to set up and operate multiple locations.

Licensees will be responsible for funding the capital investment required to set up the new locations. They are then responsible for day-to-day operations when their theme parks or arcades open. Licensees will pay us scheduled licensing fees and a share of their profit, subject to final agreement to be executed between us and such Licensees.

Advanced Technology Launch Pad

We plan to use our flagship Hero Central theme park s as our launch pad for advanced next-generation rides and games that we and our Hero Maker collaborators are developing. VR and AR enhanced rides and games that we are developing will be deployed at the theme park for guests to use under real-world conditions.

We believe that this will allow us to quickly identify and resolve any performance and guest experience issues that may arise from actual usage. We will collect feedback directly from Hero Lovers who try these games and use it to enhance guest experience.

We believe that this process also gives visitors to our theme parks and arcades the opportunity to be the first in the world to enjoy these new experiences.

Revenue Streams

We expect our Hero Central theme parks and arcades to benefit from their ability to generate multiple revenue streams, including from our Hero Lovers and guests, Hero Makers and licensees. Hero Lovers purchase a regular entry or fast track ticket to enter the gated Hero zones where most of the more exciting attractions are located. Fast track ticket holders are given priority when lining up for games and rides. The ticket contains points as part of the purchase price, and these points are used to play games and rides. Once these points are used up, Hero Lovers purchase top-up points at automated kiosks located throughout the theme parks and arcades.

It is planned that all ticket and point purchases will be linked to the Hero Lover’s profile on the Hero Central Digital Platform. This is our method to collect profiles and transactional activities of all our paying customers.

Guests will also be able to purchase merchandise and food and beverage items from outlets inside the Hero Zones and at the non-gated Central Square. Guests who purchase promotional items or who spend a certain amount on merchandise and food and beverage items are planned to receive bonus points as an incentive to stay and play more games.

Some of our Hero Maker collaborators are planned to set up themed zones at our theme parks and arcades. They will place their rides and games at these zones and may also operate their own retail and food and beverage outlets. In such situations, we will undertake a profit sharing model with Hero Makers.

We expect that the licensing program will result in a stream of licensing fees, as well as profit sharing with licensees, although there can be no assurance of this.

Our Flagship Hero Central Theme Park in China

We expect that our flagship Hero Central theme park in China will be in Macau. On April 23, 2018, we entered into a heads of terms (similar to a letter of intent) (“Heads of Terms”) for an operating agreement with Studio City Retail Services Limited (“Studio City Retail”), an affiliate of Melco Resorts and Entertainment Limited (“Melco”). Melco, a company with American depositary shares listed on the NASDAQ Global Select Market, is a developer, owner and operator of casino gaming and entertainment casino resort facilities in Asia. Pursuant to the Heads of Terms, we agreed to enter into an operating agreement with Studio City Retail regarding the lease by us of approximately 48,000 square feet of retail space at Melco’s Studio City, Macau (China) location for the first of our Hero Central Park flagships in China. Studio City, which opened in October 2015, is a cinematically-themed integrated entertainment, retail and gaming resort in Cotai, Macau. Macau is a resort city in Southern China, known for its casinos and luxury hotels. The operating agreement will provide for a nine-year term and a lease commencement date of August 1, 2018. Subject to entry into an operating agreement with Studio City, we expect that construction of Hero Central will begin in July 2018. We plan to open our location in Macau in the fourth quarter of 2018, however there can be no assurance that this can be completed as planned.

Our Flagship Hero Central Theme Park in Malaysia

Overview of the Empire City Damansara Shopping Mall

We expect that our flagship Hero Central theme park in Malaysia will be in Empire City Damansara (“Empire City”), which is a mixed development in the Damansara Perdana area, part of the Greater Kuala Lumpur metropolis in Malaysia. The shopping mall is currently under construction and is expected to complete construction in the middle of 2018. Depending on the outcome of our present Regulation 506(c) and Regulation S private placement raises, we expect to open our doors to the public by the fourth quarter of 2018. We intend this theme park to cover approximately 170,000 square feet of high-energy space spread out over two levels. Our subsidiary, Hero Central Dot Com Sdn Bhd, has executed two offer letters, one dated March 23, 2017, and one dated May 11, 2017 with Empire City, for a three-year renewable lease for approximately 170,000 square feet of retail space in Empire City, with customary terms and conditions. Once construction of Empire City is completed, it is planned that Hero Central Dot Com Sdn Bhd will execute a lease agreement for this space and that the lease of the space will become binding and commence upon the handover of the space to Hero Central Dot Com Sdn Bhd.

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Attractions

Overview

Our flagship Hero Central theme park design in Empire City is planned to be able to accommodate up to 100 games, rides and attractions. It is planned to be divided into two main sections, the un-gated Central Square open to the public, and gated section with four inter-connected Hero zones, Hero Kids, Hero Power, Hero Rides and Hero Challenge.

Hero Kids

The Hero Kids zone is planned to be a dedicated “park within a park” focused on appealing to young children aged between three and seven years, and their parents. We believe that the VR and AR enhanced games and rides will have a strong education and play element to delight our young Hero Lovers and their families. These include an AR coloring game and a virtual-aquarium. Hero Kids will also feature conventional attractions such as a playground, kiddie rides, sand boxes, and games with fishing and planting themes.

Hero Power

The Hero Power zone is planned to have a large open area featuring table games, VR simulators and signature VR robotic rides. The zone will also have conventional rides and games. This high-excitement zone is designed for older aged groups including children aged between eight and 12 years, teenagers and young adults.

Hero Rides

The Hero Rides zone is planned to be for Hero Lovers of all ages, with signature rides that are based on our Hero Maker’s IP. Some of these rides will have VR and AR enhanced features to create an immersive experience. For example, it could be a virtual ride through a Jurassic forest, under water, through space and a tour through Mars. The rides will be on movable platforms that will synchronize with the travel through the virtual world.

Hero Education

In Hero Education, it is planned that children embark on a journey of early childhood development via a unique informal platform inspired by the need to create a fun-loving process for education, one that opens the mind’s creativity and brings a new delight to the process of learning. We intend to partner with industry leading play facility providers to be featured in Hero Education such as Funtory House from Korea and several other award-winning providers trusted for their reliability with proven track records in providing quality learning experiences for children of all ages.

Hero Challenge

Hero Challenge is planned to be an active playground where guests of all ages can work up a sweat while having fun. It will have facilities for new and conventional physical activities, as well as VR simulators. This zone is for groups including families, friends and corporate groups. The sports-entertainment facilities include trampoline arena, rock climbing wall and ninja park for guests to compete and test their physical limits. There will be male and female locker rooms and showers for our guests to freshen up after their adventures. The VR simulators will run sports-based content, such as car racing, cycling and aircraft racing simulators.

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Central Square

Our Central Square is planned to be designed as the grand entrance to our theme park. It will be an open exposition area featuring front desk interface facilities to welcome guests. We intend to have two Hero Café food and beverage outlets at Central Square where guests can have quick snacks or full meals. The Hero Cafes will feature themed interior decorations and menus to create iconic meal dining experiences for our guests.

Retail Outlets

We expect to allocate space for themed retail outlets and gift shops at each of the Hero Zones. Hero Lovers can buy branded and other merchandise to bring home memories of their visit. We expect to also set up kiosks and other retail space at the gated Hero Zones. We expect that these outlets will be themed after our Hero Maker’s IP.

VR and AR Enhanced Activities

Our expectation is that our Hero Central Theme Parks will be new generation playgrounds that are equipped with cutting-edge VR and AR enhanced rides, games and activities. The immersive nature of these VR and AR enhanced activities will let our guests experience new ways of playing and learning. We expect to be among the first in the region to employ these new technologies for leisure activities at such a scale.

Shopping Mall-Based Theme Park

Hero Central Theme Parks are intended to be located in shopping malls, with the intention of the first at the Studio City in Macau China and then at the Empire City Damansara Shopping Mall in Greater Kuala Lumpur, Malaysia.

Our Hero Central Theme Parks are expected to be quicker and less capital intensive to set up compared to a conventional theme park. This is because most of the physical infrastructure will have already been developed as part of the host shopping mall. In addition, large Hero Central Theme Parks can be anchor tenants that receive beneficial rental rates and other privileges. Property owners will benefit from our ability to attract visitors to their shopping malls, while we also benefit from visitor traffic created by other shopping mall tenants.

Our Hero Central Theme Parks are also not materially affected by the weather, which will help improve utilization rates and reduce operational disruptions. Our guests are also kept comfortable in an air- conditioned environment, which should help extend average stay and spending.

Multi-Level Platform

We are developing Hero Central Theme Parks as a multi-level platform where IP developed by Hero Makers is planned to be used to create themes for zones, rides, games and activities. We will not be restricted to any single brand, theme or Hero Maker, and can make selections from a variety of third party owned intellectual property licenses (IP) for the best guest experience. It also gives us the flexibility to change and upgrade theme park content from time to time, which helps to encourage repeat visits. The multi-level platform also allows Hero Makers the opportunity to test new concepts and new markets before making large investment commitments. We can work together with Hero Makers to develop ideas and quickly test new concepts.

Flexible Expansion Model

The VR and AR enabled theme park concept that we are developing uses a flexible expansion model that we believe can be replicated in other regions not only in construction but with respect to the use of IPs. Construction is highly modular as it is easy to add zones, rides, games and attractions to create locations that range in size from a VR theme park that is between 30,000 square feet and 50,000 square feet in size, to arcades that fit in retail lots. Our multi- level platform approach also means that content can be easily adapted to fit local conditions and preferences. Each theme park and arcade will use our online platform as well as common management system, SOP, payment system, staff training program and other back-office systems. All of them will be tied together by our Hero Central Digital Platform.

VR theme parks are planned to have multiple VR and AR enhanced rides and games in multiple Hero Maker zones to give guests the full experience. The arcades will focus on one or a small number of Hero Makers and have fewer rides and games.

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We believe that these characteristics will help enable rapid expansion in Malaysia and throughout Asia, however there can be no assurance of this.

Strategic Global Collaboration

We intend to license or buy intellectual property and AR and VR equipment from leading makers and developers.

The diversity of marketplace leaders in the entertainment industry is the backbone of Hero Central’s thrust, e.g. Iconix, Rainbow and many more are behind the award-winning content providers and IP owners. An enthralling immersive experience using VR, AR, the new dimension of Mixed Reality, Holograms & 4D motion arenas is provided to thrill visitors. “4D” refers to outside stimuli such as water splashes, etc., in addition to the 3D electronic presentation.

We anticipate that Hero Central will feature the 3D flying theatre experience with advanced technology motion seats and converges simulation with ear shattering sounds coming from the walls that echo in the air as the earth shakes and rumbles beneath.

AR-Enhanced Trading Cards

We are currently developing our own AR-enhanced trading card game application. We are also building our application publishing business for applications and related products that are developed by us and our Hero Maker collaborators. This business will be enabled and driven by our Hero Central Digital Platform. We plan to publish applications to users in Malaysia and globally.

We expect that our application publishing will involve active marketing and promotions to build brand awareness and user engagement. In addition to promoting our own applications to our target markets, we will actively extend the same service to our Hero Maker collaborators. This will enable them to focus on their key competencies of developing applications and creating IP. We can also collaborate with retail and food and beverage operators to hold joint promotion campaigns, product tie-ins and brand placement.

Using the Hero Central Digital Platform has the benefit of reaching a large user base with potentially rich data. We can easily communicate with Hero Lovers through online media. Hero Makers that collaborate with us will gain access to the large Hero Central Digital Platform user base.

AR Enhanced Game Application

We are currently developing AR enhanced games where we will co-own the rights to these games. We plan to publish them on our Hero Central Digital Platform publishing platform, where users who want to play the game must have an existing profile or create new user profiles. The AR enhanced games are played through applications installed on a compatible smartphone or tablet device, paired with corresponding AR enhanced trading cards that we produce. The trading cards vary in terms of the power of the hero, in-game resources, attribute or ability that they represent. Cards are sold in randomized packs and players can trade with one another to customize their card decks.

Each trading card contains information related to the game, along with a proprietary code. Players scan the code with their device’s camera to trigger the card’s AR content. Players view and interact with the AR hero and characters through their devices’ screens.

Hero Makers

We intend to help our Hero Maker collaborators grow their businesses. We will extend our marketing and promotional expertise and effort to help popularize the game applications and IP’s that they develop. This support may be particularly valuable to start-up Hero Makers who have excellent technical skills and are developing cutting-edge applications, but lack the resources, marketing skills and platform needed to distribute them widely.

We believe that our application publishing expertise can also help Hero Makers with popular applications to bring them to the next level. We can work with Hero Makers to expand their brands by creating physical experiences at our Hero Central theme parks. These can include creating VR and AR enhanced rides and games and developing associated merchandise and food and beverage experiences.

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Revenue Streams

The potential revenue streams from our application publishing business include:

●	Revenue from application users in the form of initial download purchases (for non-free applications) and in-application purchases;

●	Revenue from the sale of physical accessories such as AR trading cards, 3D cubes and AR business cards;

●	Shared revenue, licensing and other fees from Hero Makers that use our application publication business to market and promote their applications, including related physical accessories;

●	Shared revenue, marketing and other fees from retail and food and beverage operators for joint promotion, product tie-in, brand and product placement campaigns.

Application Publishing

We are developing a platform to publish and distribute applications that we develop, as well as those developed by our Hero Maker collaborators. We will publish and distribute game and other applications, and related physical accessories such as AR trading cards, 3D cubes, AR business cards, AR promotional material and other AR titles and applications. The applications that we publish will target users globally.

Maintaining control over application publication allows us to control brand development and marketing. The brand development and marketing activities that we plan to employ include:

●	Develop and execute marketing campaigns;

●	Host live events such as meet-and-greet, road shows and application launches at our Hero Central theme parks and arcades, and other locations;

●	Manage the production and distribution of merchandise and other related physical accessories;

●	Collaborate with retail and food and beverage operators to hold joint promotion campaigns and product tie-ins;

●	Promote new applications through our Hero Central Digital Platform, and other online media;

●	Product placement for companies that wish to create brand awareness among our Hero Lovers and guests. We intend to use relevant data from Hero Lovers’ profiles to create targeted both online and real-world marketing and promotion campaigns for greater efficiency. Once we have established our own collection of well- known applications and brands, we can use these to promote our other new applications as and when they are launched.

Hero Central Digital Platform

Our Hero Central Digital Platform is planned to be the integrator for all our business activities. It is also planned to be the main online interface with our Hero Lovers. The first-time guests make purchases, for example buying tickets for our theme parks and arcades, they will need to register through our Hero Central Digital Platform. We will then have profiles of all our Hero Lovers. Each time Hero Lovers make additional purchases, they will interface with our Hero Central Digital Platform. In this manner, we believe that our Hero Central Digital Platform can build a database of all the transactions undertaken by every Hero Lover. With sufficient data points, we will be able to undertake analytics to know every Hero Lover’s location of visits, frequency of visits, preference levels for various games and rides, and other likes and habits.

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We believe that a rich database of all our Hero Lovers will be a very useful marketing tool for our business. Among others, this will include the following:

●	We will be able to suggest additional purchases of our products and services;
●	We can send them updates of new locations, rides and games, and other marketing materials;
●	We can conduct joint marketing with Hero Makers;
●	It can serve as a marketing platform for companies that want to reach out to a certain profile of our Hero Lovers.

Our Hero Central Digital Platform is planned to serve as an e-commerce platform where we will be able to make sales of VR and AR related products as well as any of our thematic merchandise. It will also serve as a publishing platform for applications and AR trading cards. In addition to serving as an interface with Hero Lovers, our Hero Central Digital Platform will provide and integrate all the backroom functions including ticketing, top-ups, downloads, purchasing, and payment system.

Key Differentiation Factors for Hero Central

We intend to set out our flagship Hero Central theme parks in China and Malaysia. Currently there are no large-scale mall-based VR and AR theme parks in Malaysia. Nevertheless, there is at least one company in Malaysia that has launched a VR theme park in June of 2017. There are also existing VR arcades in Malaysia. However, we expect that most of these theme parks and arcades in Malaysia are anticipated to be small compared to our planned flagship Hero Central Theme Park in Malaysia. We believe that this creates a unique opening for us to dominate this new market. We aim to take full advantage of this window of opportunity, starting in Malaysia and subsequently expanding to other parts of Asia.

Forefront of New Technologies

All of our businesses are enabled by new and emerging VR and AR technologies. Many of our Hero Central Theme Park guests and AR game players are planned to use these technologies for the first time, leading to an exciting eye-opening experience. We believe that this use of new and emerging technologies to create new user experiences will help attract guests to our theme parks and arcades, and players to play our AR game application.

Developing our Own Content

We are currently developing our own content for our Hero Central theme parks and arcades, and our own AR enhanced trading card game applications. In addition, we are developing our own application publishing business and Hero Central Digital Platform. The ability to develop our own content, publishing business and online platform will enable us to independently grow and develop our business. Our plan includes expansion in Malaysia and on a regional scale throughout Asia.

Competitive Advantages Modular and Scalable Business Model

Our business model for Hero Central theme parks and arcades is highly modular and scalable. All locations are planned to be tied together by our Hero Central Digital Platform, and their operations are planned to be based on a common management system, SOP, payment system, staff training program and other back-office systems.

It is easy to add and change the layout of zones at each location. In addition, our multi-level platform approach allows the mix of VR, AR and conventional rides, games and attractions in each zone to be customized to suit each location’s specific social, economic and cultural conditions.

The business model works equally well for arcades that are between 500 square feet and 15,000 square feet in size, to theme parks between 30,000 square feet and 50,000 square feet, all the way up to our approximately 170,000 square feet flagship theme park in Malaysia. We believe that this flexibility will make it easier for us to quickly conceptualize, design and set up new Hero Central theme parks and arcades to execute our expansion plans. We intend our flagship Hero Central theme part in China will cover approximately 48,000 square feet of space in Studio City in Macau China.

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Licensing for Rapid Regional Expansion

We believe that our licensing program will enable us to leverage the financial and operational capabilities of our licensees to set up and operate new Hero Central theme parks and arcades. We believe that licensees are highly motivated to achieve a high level of operational performance as they share directly in the success of their theme parks and arcades. In addition, the fact that successful licensees are normally given priority in allocating new locations creates an incentive to perform well. We believe that these factors will help to support us in executing our overall regional expansion plan.

Licensees in other countries may also have local knowledge and contacts that may take too long for us to establish. Working with them will allow us to access their local contacts and knowledge to operate to expand our business regionally.

Multi-Level Platform for Wide Range of Content

Our multi-level platform means that we are not tied to a single IP owner and developer to provide content for our Hero Central theme parks and arcades, and AR games applications. We are free to develop our own content, as well as collaborate with Hero Makers around the world to develop content and applications. We can thus offer Hero Lovers and game players a wide variety of experiences and gameplay options.

We will also have more flexibility in designing our Hero Central theme parks and arcades. We can make each location unique by varying their themes and content, which will not be possible if we are tied to a single IP or brand owner and developer. We believe that this will help encourage repeat visits to our theme parks and arcades, and also enable us to open several locations in a single area. In addition, we envision that ardent fans may also visit our future Hero Central theme parks and arcades in other countries when those parks are developed.

Online Platform for User Data Analytics

The user profiles on our Hero Central Digital Platform may contain interesting information and data as each Hero Lover creates and uses a single profile for all of their engagement with us. This includes purchasing tickets and points for theme parks and arcades, downloading and playing game applications, and purchasing in-application items. As a result, the profiles may contain information on their online habits, online search priorities, where they prefer to shop, what games they like to play and their willingness to spend money, all of which is linked to their personal information.

We believe that this will make the Hero Central Digital Platform useful to us in enabling cross-selling theme park experiences, games applications and other services branded with our own and Hero Maker’s IP and content. We can tailor promotions and discounts based on events such as birthdays, anniversaries and festivities. It also creates a potential for us to conduct joint marketing campaigns, product tie-ins and brand placement with other businesses, such as retail, food and beverage leisure and entertainment operators.

Economies of Scale for Cost Efficient Operations

We believe that our theme park and games application business will benefit from economies of scale. Once the common online platform, management system, SOP, payment system, staff training program and other back-office systems are in place, the level of management required for the theme park and arcade operations at the headquarters level is likely to remain relatively flat even if the number of Hero Central theme parks and arcades, and Hero Lovers increase.

Similarly, we anticipate the cost of operating the Hero Central Digital Platform is likely to remain relatively stable even as the number of Hero Lover profiles, game application titles and players increase. The main server/machine will be managed by the Company, and the Company will have a technical team supporting the flagship s and the rest of the parks.

As a result, there is potential for our operating margins to improve as our revenue increase as the number of Hero Central locations, Hero Lovers, game applications and players grow, while our operating costs remain relatively flat.

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Value Proposition

Theme Park Expansion Strategy for Business and Financial Growth

Our Hero Central Theme Park concept is flexible, modular and thus highly scalable. Parks can be designed to fit practically most locations. Our planned licensing program will support the expansion program by bringing in licensees who contribute capital to set up new locations. Our modular concept means that each new location can be created to match the licensees’ ability to invest capital.

This high scalability and planned license program means that we are in a good position to implement our expansion strategy for our Hero Central Theme Parks in Malaysia and Asia. We believe that this will, in turn, helps us to achieve our financial growth projections and targets.

Involved in VR and AR Industry Experiencing Explosive Growth

The VR and AR industry is still in its infancy, with many operators conducting R&D to develop processors, HMDs, controllers and other accessories. In general, standards have not been established yet, and there is a lot of potential for growth.

We intend to set out our flagship Hero Central theme parks in China and Malaysia. We plan to open our flagship Hero Central theme park in Malaysia by the fourth quarter of 2018, presuming the success of our Offerings and our successful negotiation of necessary contracts. We plan to open our location in Macau in the fourth quarter of 2018, however there can be no assurance that this can be completed as planned. We hope to dominate the market by executing our expansion plan in Malaysia and Asia.

Successful AR Games can be Lucrative- The Pokemon Go Example

The Pokémon Go AR game application was launched in July 2016, and it quickly became one of the most successful mobile applications to date. It was downloaded 100 million times in its first month and generated approximately $10 million of in- application purchases per day during this period. Within the first few days of the game’s release market sentiment associating Nintendo with the game doubled its market capitalization to $42.5 billion, even though Pokémon Go is actually published by Niantic Lab.

While Pokemon is not affiliated with our Company, we believe that this example shows that engaging AR game applications can, over time and with proper marketing and investment, become extremely successful and lucrative. It also suggests that financial markets appreciate the value of successful AR game applications.

Opportunity to Invest in a New Technology Sector at an Early Stage

We are presenting prospective investors with an opportunity to participate in a new technology at an early stage. To the best of our knowledge, we are planning to set up one of the first large scale VR and AR theme park in Malaysia. We are also actively working to develop this business into a chain of theme parks and arcades in Asia. In addition, we believe our AR enabled trading card game will be one of the first of its kind when it is published. In management’s view, we are entering the VR and AR industry on the “ground floor” at a very early stage of its development.

Future Plans and Strategies

Our future plans and strategies include the following:

Hero Central Theme Park Expansion

Once we have set up our flagship Hero Central Theme Park s in Macau and at Empire City Damansara shopping mall in Malaysia, we intend to expand our theme parks and arcades to a regional level. We planned that this will be comprised of VR theme parks and arcades.

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Licensing

We intend to also launch our licensing program once we have established ourselves in the Malaysian market as well as developed and fine-tuned our SOP and staff training program. Licensing will be our key strategy in being one of the first operators to launch VR and AR theme parks and arcades in Asia.

Develop AR Game Applications

We are currently developing a series of AR enhanced trading card game applications. We plan to publish the game through our publishing platform within the online Hero Central Digital Platform. We plan to grow this business by developing a range of AR game applications by ourselves, and with our Hero Maker collaborators. It is planned that these game applications will feature heroes and characters set in a variety of different worlds and settings. Our publishing platform is planned to be global enabling it to reach a large market of potential users.

Possible Conflict of Interest

Mr. Ramli, our former President, former Chief Executive Officer and former Chairman, is a minority shareholder in MAPS Perak (Movie Animation Park Studio of Perak), a theme park in Ipoh, Perak, Malaysia which was created from a joint venture between Perak Corporation Berhad and the Sanderson Group. The theme park, which opened in June 2017, is the first fully animation-based theme park in Asia and contains attractions based on animations such as DreamWorks Animation and The Smurfs. Mr. Ramli is also acting as developer on another integrated theme park attraction in Melaka, Malaysia, which will be operated by the R-Segari Group. Mr. Ramli is not part of the R-Segari Group management team.

MAPS can be considered a competitor to the VR and AR parks which the Company is aiming to develop in Malaysia. However, Mr. Ramli’s involvement with MAPS has facilitated introductions with major animation intellectual property developers. Mr. Ramli is essentially a passive investor in MAPS, and he does not have management or control responsibilities. Similarly, Mr. Ramli’s involvement with the Melaka project is that of passive investor.

Competition

EXA Global Sdn Bhd

EXA Global Sdn Bhd is a wholly owned subsidiary of Havson Group Berhad. The company was incorporated in June 2016. It launched its flagship VR theme park, EXA VR Park, in Greater Kuala Lumpur in June of 2017. As there are currently no VR theme parks in Malaysia, EXA VR Park envisaged that its theme park will be the first of its kind in the country. Games offered in the park will revolve around the free- roam VR concept. The company is said to be developing its own unique games and hardware in-house with the help of its subsidiaries. In addition to gaming rooms, the theme park is expected to have a VR museum to showcase the company’s development in VR.

Zero Latency, Melbourne

Zero Latency is an Australian based company which is the pioneer in free-roam, warehouse-scale, multi-player, VR games. Approximately 10 months after its commencement in August 2015 the company’s first VR facility in Melbourne serviced close to 10,000 visitors and added that they were on track to generate close to $2 million in revenue in its first full year of operations. Customers are charged a fee of AUD88 per person for around 45 minutes of game time and are able to select from a list of four different types of games. To date, Zero Latency has expanded to countries such as US, Japan and Spain through partnerships with venues who buy a license to run the games. Locations of these facilities are as follows:

●	Joypolis amusement park, Tokyo, Japan;
●	7Fun Centre, Madrid, Spain;
●	Main Event Entertainment Centre, Orlando, Florida, United States;
●	Kalahari Resorts, Pocono Mountains, Pennsylvania, United States;
●	Kalahari Resorts, Wisconsin Dells, Wisconsin, United States.

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In 2016, Zero Latency won the People’s Choice Award at the annual International Association of Amusement Parks and Attractions (IAAPA) Expo.

Shanda Group

Shanda Group is a privately-owned investment group that invests in a wide variety of asset classes, focusing on financial services, technology and healthcare sectors. The company which was incorporated in 1999 started off as an online games company which eventually grew to become one of the leading online game platform operators in China at the time. In 2016, Shanda announced its plans to build a VR theme park in China. The company which is in the process of shifting its strategy away from online games to the VR market pledged to invest $350 million to build the VR facility with the help of The Void, a US-based entertainment company that specializes in VR. Apart from the founders, Shanda is the sole investor of The Void.

Landmark Entertainment Group

Landmark Entertainment Group is a US based entertainment company that designs and creates a wide range of entertainment products such as themed attractions, Broadway shows, motion pictures and television productions. Universal Studios Hollywood houses a number of the company’s legacy attractions such as Jurassic Park, The Ride, Terminator 2 3-D, The Amazing Adventures of Spiderman and Kongfrontation. The company has also designed multiple theme parks in various countries such as the Enchanted Kingdom in the Philippines, Floraland Theme Park in China and Puroland Theme Park in Japan. In 2015, the company announced that they intend to open a VR theme park in China which is expected to commence operations by the end of 2018. The facility which is known as the Landmark Interactive Virtual Experience (L.I.V.E.) Centre is expected to utilize a combination of VR and AR technologies to entertain their visitors. The project which is said to be funded by a group of private Chinese investors will cost approximately $200 million. Moving forward, Landmark Entertainment said that it expects to operate around 20 to 30 L.I.V.E. Centres around the world.

Beijing Shenlinqijing Culture Inc.

Beijing Shenlinqijing Culture Inc. is a China based company offering VR entertainment solutions such as 3D shooting simulators, 7D interactive cinemas, VR thrill rides and VR theme parks. The company’s theme park which was built in 2016 allows their visitors to enjoy from a range of four different types of free-roam VR games.

Shanghai Famiku Network Technology

Shanghai Famiku Network Technology is a China based company that was established in 2014. The company which operates in the high-tech interactive entertainment field provides interactive entertainment products as well as indoor and outdoor amusement park solutions. The company also operates a large-scale virtual reality theme park, Famiku Park VR Zone located in Qibao shopping plaza in Shanghai. The facility commenced operations in July 2016 and houses 30 different games with interactive arcade machines, including mobile arm chairs for amusement park simulations, simulated revolvers for shooter games, and chairs equipped with handles for tank driving simulations. The majority of the games offered at their facility are developed in-house. Moving forward, the company plans to open another 100 Famiku parks.

Global Competition

Besides the specific Asian based competitors above, the Company also faces global competition in the AR and VR entertainment and theme park space. Disney, Dreamscape Immersive, Liongate Entertainment Corporation, Google and Apple are major global corporations which are investing significant funds and resources into the AR and VR space and could expand into our territories.

Government Regulation and Theme Park Operation

In Malaysia and other jurisdictions, our Company will be subject to local permitting, health and safety, and operational approvals, as well as employment and disability laws and regulations. While there are no national regulations in Malaysia covering amusement parks or AR and VR, we are mindful that such regulation could be implemented in the future. Further, international jurisdictions in which we do business could impose additional regulation upon us. Any such implementation of regulation could increase our cost of doing business and may cause us to change or delay our business plans.

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Malaysian Employment Laws

The Malaysian Employment Act of 1955, the Malaysian Persons with Disabilities Act, the Minimum Wage Order 2016, and other national and local laws and regulations with respect to both our employees and our attendees at our parks. We will need to maintain adequate compliance and training obligations through efforts of our staff. We risk litigation and regulatory action for non-compliance or perceptions of non-compliance. We also risk the effects of inflation and changing regulatory policy with respect to such laws and our obligations thereunder. While we have made a reasonable effort to budget for compliance obligations and unforeseen circumstances regarding these laws and regulations, there is no assurance that we have budgeted accurately, or that unforeseen or unexpected circumstances will not impact our costs or operations.

Malaysian Anti-Corruption Commission Act of 2009

The Malaysian Anti-Corruption Commission Act of 2009 (“MACC”), to which we are subject, prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to give gratification or pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. While the culture of corporate gift giving and hospitality is deeply entrenched in Malaysia, and such practice is not generally viewed as corrupt, overly generous gestures should be avoided. The Company intends to abide by the MACC and the policies and rules of the Malaysian Anti-Corruption Commission.

Legal Proceedings

Currently, there are no legal proceedings, government actions, administration actions, investigations or claims pending against us or involve us that, in the opinion of our management, could reasonably be expected to be have a material adverse effect on our business and financial condition.

Employees

As of this date, we have no employees. We do have a dedicated management team, however. Our subsidiary US VR Sub’s subsidiary and the Company’s operating subsidiary, Hero Central Dot Com Sdn Bhd, currently has 2 8 full time employees.

DESCRIPTION OF PROPERTY

Our principal executive offices at Lot A-2-10, Galeria Hartamas, Jalan 26A/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia are occupied under a two-year lease with an initial term that expires in 2019. The lease has a two-year renewal term, however. The lease is for approximately 6,000 square feet of space providing for rental payments of approximately $7,250 per month.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

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DETERMINATION OF OFFERING PRICE

The shares being offered by the Selling Stockholders will be sold at a fixed price of $2.79 for the duration of this Offering. An independent third-party valuation firm with expertise in the valuation of businesses performed a valuation of US VR Sub using generally accepted valuation methodologies. The third-party valuation firm arrived at a valuation of $690 million as of January 12, 2018. The Selling Stockholders determined the offering price for the shares in this Offering based on the third-party valuation firm’s valuation of US VR Sub of $690 million, and by taking 51% of such valuation and dividing it by the number of shares exchanged.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established trading market for the Company’s common stock . No dividends have been paid or declared and none are expected to be paid or declared on the Company’s common stock in the foreseeable future. The Company’s common stock is currently quoted on the OTCPink® under the symbol “USVR.”

Holders

As of July 3, 2018, there were approximately 199 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

Warrants

There were no outstanding warrants to purchase shares of our common stock as of December 31, 2017 and there are currently no outstanding warrants to purchase shares of our common stock as of the date hereof.

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Options

There were no options to purchase shares of our common stock issued and outstanding as of December 31, 2017 and there are currently no outstanding options to purchase shares of our common stock as of the date hereof.

Dividend Policy

The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain all of its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future. Any future decision with respect to dividends will depend upon the Company’s future earnings, future capital needs, and the Company’s operating and financial condition, among other factors.

Securities Authorized for Issuance under Equity Compensation Plans

The Company currently does not have any securities authorized for issuance under an equity compensation plan and does not currently have an equity compensation plan in place.

Unregistered Sales of Equity Securities

There were no unregistered sales of the Company’s equity securities in the fiscal years ended December 31, 2015, 2016 and 2017.

On February 6, 2018, US VR Sub signed a share exchange agreement in which it agreed to merge with US VR Global.com Inc. (“US VR.com, the Company”). Pursuant to the share exchange agreement, the issued and outstanding common shares of US VR Sub were exchanged on a three-for-one basis for shares of common stock of US VR.com.

Prior to the merger with the Company, US VR Sub has the following issuances of equity securities:

In August 2017, US VR Sub issued an aggregate of 689,749,000 shares (229,916,333 post-merger shares) of common stock to 33 stockholders, in exchange for receipt of total cash consideration of $68,975 (representing a price per share of $0.0001).

On February 2, 2018, US VR Sub issued 4,000,000 shares (1,333,333 post-merger shares) of restricted stock of US VR Sub valued at $800,000 to settle advances due to a related party. The shares issued for the settlement of the advance were valued at $0.20 per share based on the contemporaneous sale of the US VR Sub’s common stock.

On February 5, 2018, the Board of US VR Sub authorized the issuance of an aggregate of 14,414,163 shares (4,804,721 post merger shares) of common stock for $2,323,500. 3,227,499 shares (1,075,833 post merger shares) of common stock were issued to 37 investors in exchange for receipt of aggregate consideration of $645,500, or $0.20 per share. 11,186,664 shares (3,728,000 post-merger shares) of common stock were issued to 42 investors in exchange for receipt of aggregate consideration of $1,678,000, or $0.15 per share. 13,169,163 shares (4,389,721 post-merger shares) shares of common stock were issued for $2,074,500 received in 2017, and 1,245,000 shares (415,000 post-merger shares) of common stock were issued for $249,000 received in 2018.

In addition, on February 5, 2018, the Board of US VR Sub authorized the issuance of 336,551 shares (112,184 post-merger shares) of common stock valued at $67,310 to two consultants for services rendered. The shares issued for services were valued at $0.20 per share based on the contemporaneous sale of the Company’s common stock.

In addition, on February 5, 2018, the Board of US VR Sub authorized the issuance of 660,000 shares (220,000 post-merger shares) of common stock to one individual valued at $132,000 in exchange for receipt of $660 in connection with resolution of a dispute with such individual. The shares issued for the settlement were valued at $0.20 per share based on the contemporaneous sale of the Company’s common stock.

On February 6, 2018, at the First Closing, US VR Sub shareholders exchanged an aggregate of 378,000,124 shares of US VR Sub common stock, representing 51% of the issued and outstanding shares of US VR Sub, for 126,000,041 shares of the Company’s common stock. The issuance of such shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act.

On April 27, 2018, at the Second Closing, US VR Sub shareholders exchanged an aggregate of 363,176,589 shares of US VR Sub common stock, representing 49% of US VR Sub’s common stock, for 121,058,863 shares of the Company’s Series A Preferred Stock, representing 100% of the Company’s authorized and outstanding Series A Preferred Stock.

The issuance of the above securities was exempt from the registration requirements of the Securities Act in reliance upon Regulation S promulgated pursuant to the Securities Act.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock during the fiscal year ended December 31, 2017.

49

INDEX TO FINANCIAL STATEMENTS

US VR GLOBAL.com INC. (“US VR.com”, the operating company after the Share Exchange)

Unaudited Interim Financial Statements for the Three Months Ended March 31, 2018 and for the Period from February 27, 2017 (inception) to March 31, 2017
Condensed Consolidated Balance Sheets as of March 31, 2018 (unaudited) and December 31, 2017	F-1
Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended and for the Period from February 27, 2017 (inception) to March 31, 2017 (unaudited)	F-2
Condensed Consolidated Statement of Changes in Stockholders’ Equity for the three months ended March 31, 2018 (unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2018 and for the Period from February 27, 2017 (inception) to March 31, 2017 (unaudited)	F-4
Notes to the condensed consolidated financial statements (unaudited)	F-5

US VR GLOBAL. INC. (“US VR Sub”, the operating company before Share Exchange)

50

US VR Global.com Inc

Condensed Consolidated Balance Sheets

(Expressed in United States Dollars)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$142,000	$587,000
Prepaid expenses and deposits	237,000	290,000

Total Current Assets	379,000	877,000
NON-CURRENT ASSETS:
Property and equipment, net	669,000	443,000
Other-game software	21,000	-

Total Non-Current Assets	690,000	443,000

TOTAL ASSETS	$1,069,000	$1,320,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$300,000	$260,000
Advances from shareholders	95,000	-
Advances from related party	429,000	874,000

Total Current Liabilities	824,000	1,134,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value: 30,000,000 shares authorized; 121,058,863 shares issued and outstanding	121,000	121,000
Common stock par value $0.001: 200,000,000 shares authorized; 126,325,792 and 119,529,803 shares issued and outstanding, respectively	126,000	120,000
Additional paid-in capital	3,164,000	(153,000)
Common stock to be issued, 4,389,721 shares at December 31, 2017	-	2,075,000
Accumulated other comprehensive income	36,000	-
Accumulated deficit	(3,202,000)	(1,977,000)
Total Stockholders’ equity	245,000	186,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,069,000	$1,320,000

See accompanying notes to the condensed consolidated financial statements

F-1

US VR Global.com Inc

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in United States Dollars)

(Unaudited)

	For the Three Months Ended	For the Period from February 27, 2017 (Inception) to
	March 31, 2018	March 31, 2017

Net revenues	$-	$-

Operating expenses
Professional and consulting	511,000	-
General and administrative	532,000	-
Management fee to related party	85,000
Reverse merger expenses	97,000	-

Total operating expenses	1,225,000	-

Net loss	(1,225,000)	-

Other Comprehensive Income:
Foreign currency translation income	36,000	-
Total Comprehensive Loss for the period	$(1,189,000)	$-

Net loss per common share - Basic and diluted:	$(0.01)	$-

Weighted average common shares outstanding - basic and diluted	122,927,798	119,529,803

See accompanying notes to the condensed consolidated financial statements

F-2

US VR Global.com Inc

Condensed Consolidated Statement of Changes in Stockholders’ Equity

For the three months ended March 31, 2018

(Expressed in United States Dollars)

(unaudited)

	Series A Preferred Stock Par Value $ 0.001		Common Stock, Par Value $0.001
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Share to be issued	Accumulated Deficit	Other Comprehensive loss	Total Equity
Balance, December 31, 2017	121,058,863	$121,000	119,529,803	$120,000	$(153,000)	$2,075,000	$(1,977,000)	$-	$186,000
Issuance of common shares previously reflected as shares to be issued	-	-	4,389,721	4,000	2,071,000	(2,075,000)	-	-	-
Shares issued for cash	-	-	415,000	400	248,600				249,000
Fair value of shares issued for services	-	-	112,184	100	66,900	-	-	-	67,000
Fair value of shares issued to settle advances from related party	-	-	1,333,333	1,300	798,700	-	-	-	800,000
Fair value of shares issued under severance agreement	-	-	220,000	200	131,800	-	-	-	132,000
Effect of reverse merger transactions	-	-	325,751	-	-	-	-	-	-
Foreign currency translation income	-	-	-	-	-	-	-	36,000	36,000
Net loss	-	-	-	-	-		(1,225,000)	-	(1,225,000)

Balance, March 31, 2018 (Unaudited)	121,058,863	$121,000	126,325,792	$126,000	$3,164,000	$-	$(3,202,000)	$36,000	$245,000

See accompanying notes to the condensed consolidated financial statements

F-3

US VR Global.com Inc

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2018 and for the

Period from February 27, 2017 (inception) to March 31, 2017

(Expressed in United States Dollars)

(Unaudited)

	For the Three Months Ended	For the Period from February 27, 2017 (inception) to
	March 31, 2018	March 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,225,000)	$-

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	21,000	-
Fair value of shares issued for services	67,000	-
Fair value of shares issued for severance agreement	132,000	-
Reverse merger expenses	97,000	-
Accrual of related party management fee expense	85,000	-
Changes in operating assets and liabilities:
Deposit and prepaid expenses	53,000	-
Accounts payable and accrued expenses	40,000	-

NET CASH USED IN OPERATING ACTIVITIES	(730,000)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(244,000)	-
Purchase of game software	(21,000)	-
NET CASH USED IN INVESTING ACTIVITIES:	(265,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common shares	249,000	-
Advances from related party	403,000	-
Payment of advances from related party	(133,000)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	519,000	-

Effect of exchange rate changes in cash	31,000	-
NET CHANGE IN CASH	(445,000)	-

Cash at beginning of period	587,000	-

Cash at end of period	$142,000	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Common shares issued for settlement of advances from related party	$800,000	$-
Issuance of common shares previously reflected as shares to be issued	2,075,000	-

See accompanying notes to the condensed consolidated financial statements

F-4

US VR Global.com Inc

Notes to the Condensed Consolidated Financial Statements

(unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies

US VR Global Inc. (“US VR Sub”) was incorporated on February 27, 2017 (inception) under the laws of the State of Delaware. The main focus of our business is to develop facilities that use virtual reality (“VR”) and augmented reality (“AR”) technologies to provide interactive and immersive rides, games and attractions.

On February 6, 2018, US VR Sub signed a share exchange agreement in which it agreed to merge with US VR Global.com Inc., a Delaware corporation (“US VR.com”). Pursuant to the share exchange agreement, on February 6, 2018, the issued and outstanding common shares of US VR Sub were exchanged on a three-for-one basis for 126,000,041 shares of common stock of US VR.com. Subsequent to March 31, 2018 121,058,863 shares of Series A Preferred Stock of US VR.com were issued to complete the merger with US VR Sub. The issuance of the common shares and Series A Preferred shares is shown on the accompanying financial statements as if the merger was completed as of February 27, 2017 (inception). After the merger was completed, US VR Sub’s shareholders own 100% of the outstanding shares of preferred stock of US VR.com and 99.7% of the outstanding shares of common stock of US VR.com and the original shareholders of US VR.com own approximately 0.03% of the outstanding shares of common stock of US VR.com. The transaction was accounted for as a reverse merger (recapitalization) with US VR Sub deemed to be the accounting acquirer and US VR.com deemed to be the legal acquirer. The financial statements presented herein are those of the accounting acquirer given the effect of the issuance of 325,751 shares of common stock upon completion of the transaction and reflecting the net liabilities assumed of US VR.com of $97,000 as a cost of the reverse merger had it occurred as of March 31, 2018. As a result of the merger, US VR.com holds a 100% interest in US VR Sub (US VR.com and US VR Sub, collectively, after the merger, the “Company”).

Basis of Presentation of Unaudited Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2018. The condensed consolidated balance sheet information as of December 31, 2017 was derived from the audited financial statements included in US VR Global Inc.’s financial statements as of and for the period from February 27, 2017 (inception) to December 31, 2017 included in Form 8-K filed with the SEC on February 6, 2018. These interim financial statements should be read in conjunction with that report.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the three months ended March 31, 2018, the Company incurred a net loss of $1,225,000 and used cash in operating activities of $730,000, and at March 31, 2018, the Company had a working capital deficit of $445,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2017 financial statements, has expressed substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company intends to raise funds through public offerings to finance operations until the Company achieves profitable operations. If we do not raise all of the money we need from public offerings, we will have to find alternative sources, such as a private placement of securities or loans or advances from our officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. As of March 31, 2018, the Company had made capital expenditures of $454,000 for its planned facility (referred to as a “Theme Park”) that will use virtual reality and augmented reality technologies to provide interactive and immersive rides, games and attractions. The Company believes it will need to expend approximately $10,000,000 to $15,000,000 more to open its first Theme Park. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing; or cause substantial dilution for our stockholders, in the case of equity financing. If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and the Company could be forced to cut back its operations.

F-5

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries VR Global Limited and Hero Central Dot Com Sdn Bhd. All inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Significant estimates include those related to accounting for potential liabilities, depreciable lives of property and equipment, analysis of impairments of recorded long-term assets, assumptions used in valuing stock instruments issued for services, and the valuation allowance for deferred income taxes. Actual results could differ from those estimates. Actual results may differ from these estimates.

Revenue Recognition

The Company derived no revenue during the periods ending March 31, 2018 and 2017. The Company will recognize revenue under the guidance of ASC 606, Revenue with contracts with customers that requires the Company to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identify the Company’s performance obligations in the contract or agreement, (3) determine the transaction price, (4) allocate the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company will apply the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Computers and equipment - Office	3 years
Furniture & Fixtures	5 years
Theme park equipment and improvements	3 to 10 years
Leasehold Improvements	Shorter of lease term or estimated useful life

Expenditures for maintenance and repairs are expensed as incurred.

Net Income (Loss) per Common Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to Common Stockholders by the weighted average number of shares of Common Stock outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to Common Stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation if their effect is anti-dilutive.

There were no potentially outstanding dilutive common shares for the reporting periods ended March 31, 2018 and 2017.

Foreign currencies translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Malaysia maintains its books and record in its local currency, Malaysia Ringgits (“MYR”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

F-6

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$ using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from MYR and HKD into US$ has been made at the following exchange rates for the respective periods:

As of and for the period ended
March 31, 2018

Period-end RM : US$1 exchange rate	3.86
Period-average RM : US$1 exchange rate	3.89

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 2 – Property and Equipment

Property and equipment consists of the following at:

	March 31, 2018	December 31, 2107
Theme Park project-under construction	$454,000	$250,000
Computers and equipment	223,000	184,000
Furniture and fixtures	26,000	24,000
Leasehold improvement	32,000	30,000
Total property and equipment	735,000	488,000
Accumulated depreciation	(66,000)	(45,000)
Property and equipment, net	$669,000	$443,000

At March 31, 2018 and December 31, 2017, the Company had incurred $454,000 and $250,000, respectively, related to the development and construction of equipment and improvements for its planned facility (referred to as a “Theme Park”). The Theme Park will use virtual reality and augmented reality technologies to provide interactive and immersive rides, games and attractions. The Company believes it will need to expend approximately $10,000,000 to $15,000,000 more to open its first Theme Park, which it plans to do within the next 12 months. As the Theme Park is under construction and has not been placed into service, no depreciation was recorded on the Theme Park for the three months ended March 31, 2018.

Depreciation expense for the three months ended March 31, 2018 was $21,000.

Long-lived assets primarily include property and equipment. In accordance with the provision of ASC 360, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. As at March 31, 2018 and December 31, 2017, the Company determined there were no indicators of impairment of its property and equipment.

F-7

Note 3 -Stockholders’ Equity

The Company was capitalized on August 24, 2017 when it issued 121,058,863 shares of Series A Preferred stock and 119,529,803 shares of common stock to its founding shareholders for total proceeds of $88,000. The issuance of the shares of Series A Preferred Stock and common stock is presented on the accompanying financial statements as if the shares were issued February 27, 2017 (inception).

Each share of the Company’s Series A Preferred Stock (i) has a stated value of $2.79 per share; (ii) is entitled to be paid cash dividends of 1% of the stated value on the second anniversary of issuance and 2% of the stated value on the third through fifth anniversaries of issuance; and (iii) is convertible into shares of the Company’s common stock on a one-for-one basis at the election of the holder prior to the five year anniversary of issuance, and will automatically convert into shares of the Company’s common stock on the fifth anniversary of issuance. As the Series A Preferred Stock was issued subsequent to March 31, 2018 (see Note 1) the Company did not accrue any dividends for it at March 31, 2018 or December 31, 2017.

On February 6, 2018, the Company issued 4,389,721 shares of common stock previously reflected as shares to be issued as of December 31, 2017. These shares were sold for $0.45 to $0.60 per share and $2,075,000 had been received for the 4,389,721 shares.

During the three months ended March 31, 2018, the Company issued 415,000 shares of common stock from the sale of shares at $0.60 per share for aggregate proceeds of $249,000.

During the three months ended March 31, 2018, the Company issued 1,333,333 shares of common stock valued at $800,000 to settle advances due to a related party (see Note 4). The shares issued for the settlement of the advance were valued at $0.60 per share based on the contemporaneous sale of the Company’s common stock.

During the three months ended March 31, 2018, the Company issued 112,184 shares of common stock with a total fair value of $67,000 to two third party consultants for consulting services provided. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $67,000 upon issuance. The shares issued for services were valued at $0.60 per share based on the contemporaneous sale of the Company’s common stock.

During the three months ended March 31, 2018, the Company issued 220,000 shares of common stock with a total fair value of $132,000 as part of a severance agreement with a former officer. The Company recognized the full amount of the fair value of the common stock issued in general and administrative expense on the accompanying financial statements. The shares issued for the settlement of the severance were valued at $0.60 per share based on the contemporaneous sale of the Company’s common stock.

Note 4 - Related Party Transactions

VR Global SDN. BHD. (“VR Global”) is one of the founding shareholders of the Company and is its majority shareholder. The Company’s Chief Executive Officer is also part owner of VR Global. VR Global has advanced funds to the Company for working capital and other business purposes. These advances are unsecured, non-interest bearing and due on demand. At December 31, 2017, the Company owed VR Global $874,000. During the three months ended March 31, 2018, VR Global made advances to the Company of $403,000. In addition, a management fee of $85,000 due to VR Global based on 3% of total expenses of the Company, as defined, was accrued. During the three months ended March 31, 2018, the Company repaid $133,000 to VR Global and on February 6, 2018, the Company issued 1,333,333 shares of common stock valued at $800,000 as a payment to VR Global. At March 31, 2018, the Company owed VR Global $429,000.

In connection with the Company’s merger with US VR Global.com Inc., the Company assumed a payable of $97,000 due to an officer the Company (See Note 1). At March 31, 2018, the amount due to the officer was $95,000.

Note 5 – Commitments and contingencies

At March 31, 2018, the Company had signed contracts totaling $13,696,000 related to the development and construction of its planned Theme Park.

Note 6 – Subsequent event

On April 25, 2018, the Company’s Board of Directors approved to increase the Company’s authorized common shares to 2,000,000,000 common shares, and to increase the Company’s authorized shares of preferred stock to 500,000,000 preferred shares, and filed the requisite documentation with the State of Delaware on April 25, 2018.

On April 23, 2018, the Company entered into a letter of intent to lease approximately 48,000 square feet of space in Macau, China for the location of its first Theme Park. The lease would be for nine years with a base rent of approximately $178,000 per month, plus percentage rent of 13% of gross monthly revenue, as defined, plus management fees. The lease would commence approximately June 30, 2018.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of US VR Global Inc

Lot A-2-10, Galleria Hartamas

Jalan 26a/70a, Desa Sri Hartamas

50480 Kuala Lumpur

Wilayah Persekutuan

Kuala Lumpur.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of US VR Global Inc (the ‘Company’) as of December 31, 2017, and the related consolidated statements of income, stockholders’ equity, and cash flows for the period from February 27, 2017 to December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from February 27, 2017 to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-9

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has no recurring source of revenue and has experienced negative operating cash flows since inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TOTAL ASIA ASSOCIATES

We have served as the Company’s auditor since October 17, 2017.

Petaling Jaya, Malaysia

March 30, 2018

F-10

US VR GLOBAL INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

December 31, 2017
Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$587,132
Prepayments, deposits and other receivables	289,357
Total Current Assets	876,489

NON-CURRENT ASSETS
Plant and equipment, net	443,474
Total Non-Current Assets	443,474

TOTAL ASSETS	$1,319,963

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses and other payables	260,089
Deposit for shares to be issued	2,074,500
Amount due to a related party	874,722
Total Current Liabilities	3,209,311

TOTAL LIABILITIES	$3,209,311

STOCKHOLDERS’ EQUITY
Common Stock, par value $0.0001; 1,000,000,000 shares authorized, 721,766,000 and 278,234,000 shares issued and outstanding respectively	72,177
Additional Paid-in Capital	15,315
Accumulated incomes/(losses)	(1,976,840)
TOTAL STOCKHOLDERS’ EQUITY	$(1,889,348)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,319,963

See accompanying notes to consolidated financial statements.

F-11

US VR GLOBAL INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE PERIOD FROM FEBRUARY 27, 2017 TO DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

February 27, 2017 to December 31, 2017
Audited
REVENUE	$-

COST OF REVENUE	-

GROSS PROFIT	-

OTHER INCOME	-

GENERAL AND ADMINISTRATIVE EXPENSES	(1,976,840)

LOSS FROM OPERATIONS	(1,976,840)

INTEREST EXPENSE	-

LOSS BEFORE INCOME TAX	(1,976,840)

INCOME TAX PROVISION	-

LOSS	$(1,976,840)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	-

Comprehensive income/(loss)	(1,976,840)

Net income/(loss) per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	139,338,463

See accompanying notes to consolidated financial statements.

F-12

US VR GLOBAL INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM FEBRUARY 27, 2017 TO DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL	ACCUMULATED
	Number of Shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE INCOME/(LOSS)	ACCUMULATED LOSSES	TOTAL EQUITY
Issuance of share capital - founder’s shares	15,000,000	1,500	-	-	-	1,500
Issuance of share capital - founder’s shares	689,749,000	68,975	-	-	-	68,975
Issuance of management stock completed on August 24, 2017 at $0.0010 per share	17,017,000	1,702	15,315	-	-	17,017
Net loss	-	-	-	-	(1,976,840)	(1,976,840)
Balance, December 31, 2017	721,766,000	$72,177	$15,315	$-	$(1,976,840)	$(1,889,348)

See accompanying notes to consolidated financial statements.

F-13

US VR GLOBAL INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM FEBRUARY 27, 2017 TO DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

February 27, 2017 to December 31, 2017
Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,976,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	44,521
Changes in operating assets and liabilities:
Prepayments, deposits and other receivables	(289,358)
Accrued expenses and other payables	260,089
Amount due to a related party	874,722
Cash used in operating activities	(1,086,866)
Taxation paid	-
Net cash used in operating activities	(1,086,866)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	(487,994)
Net cash used in investing activities	(487,994)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deposit for shares to be issued	2,074,500
Issuance of share capital	72,177
Additional Paid-in Capital	15,315
Net cash provided by financing activities	2,161,992

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	587,132
Cash and cash equivalents, beginning of period	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$587,132

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to consolidated financial statements.

F-14

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

US VR GLOBAL INC. is organized as a Delaware corporation, incorporated on February 27, 2017. For purposes of financial statement presentation, US VR GLOBAL INC. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to engage in any lawful activity for which Corporations may be organized under the General Corporation Law of Delaware.

US VR Global Inc, incorporated in Labuan Malaysia, is an investment holding company with 100% equity interest in VR Global Limited, a company incorporated in Hong Kong, which subsequent hold 100% equity interest in Hero Central Dot Com Sdn Bhd. On July 13, 2017, US VR GLOBAL INC. was organized to be the holding company parent to, and succeed to the operations of, VR Global Inc. The former unit holder of US VR Global Inc became the unit holder of US VR GLOBAL INC. and US VR Global Inc became a wholly-owned subsidiary of US VR GLOBAL INC. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of US VR Global Inc were carried over to and combined with US VR GLOBAL INC. at historical cost, and as if the transfer occurred at the beginning of the period.

The Company, through its subsidiaries, mainly focuses on operation of theme park and information technology software development.

Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	US VR Global Inc	Labuan, July 13, 2017	1 share of ordinary share of US$1 each	Investment holding

2.	VR Global Limited	Hong Kong, July 21, 2017	1 share of ordinary share of HK$1 each	Investment holding

3.	Hero Central Dot Com Sdn Bhd	Malaysia, April 17, 2017	2 shares of ordinary share of RM 1 each	Theme park operator and information technology software development

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal period-end to be December 31.

F-15

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (’‘FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of digital marketing and hospitality software services based upon the customer’s specifications. The services are billed either on a fixed-fee basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed and accepted by the customers.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Equipment - Office	3 years
Computer	3 years
Furniture & Fittings	5 years
Leasehold Improvement - Office	5 years

Expenditures for maintenance and repairs are expensed as incurred.

F-16

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Malaysia maintains its books and record in its local currency, Ringgits Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

F-17

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from RM and HKD into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended
December 31, 2017

Period-end RM : US$1 exchange rate	4.0616
Period-average RM : US$1 exchange rate	4.1890

Period-end HKD : US$1 exchange rate	7.8149
Period-average HKD : US$1 exchange rate	7.8128

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10” ), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the period ended December 31, 2017, the Company operates in one reportable operating segment in Malaysia.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. On September 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance. The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

F-18

US VR GLOBAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2017
(Currency expressed in United States Dollars (“US$”), except for number of shares)

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.	GOING CONCERN

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred recurring losses from operations, and utilized cash flow in operating activities since inception, and we have no recurring source of revenue. As of December 31, 2016, we have stockholders’ deficit of $65,534. These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Management’s plan to support the Company in operations and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If we do not raise all of the money we need from public offerings, we will have to find alternative sources, such as a private placement of securities or loans or advances from our officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing; or cause substantial dilution for our stockholders, in the case of equity financing.

F-19

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2017
(Currency expressed in United States Dollars (“US$”), except for number of shares)

4.	PLANT AND EQUIPMENT

Plant and equipment as of December 31, 2017 are summarized below:

2017
Equipment – Office	$146,451
Equipment – Theme Park	69,723
Computer	37,197
Furniture and Fittings	23,908
Leasehold Improvement – Office	30,112
Leasehold Improvement – Theme Park	180,604
Total plant and equipment	487,995
Accumulated depreciation	$(44,521)
Plant and equipment, net	$443,474

Depreciation expense for the period ended December 31, 2017 was $44,521.

5.	PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

Prepayment, deposit and other receivables consisted of the following at December 31, 2017:

2017
Deposits	$25,816
Prepayment	263,541
Other receivables	-
Total	$289,357

6.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payable consisted of the following at December 31, 2017:

2017
Accrued expenses	$260,089
Total Accrued liabilities	$260,089

7.	AMOUNT DUE TO A RELATED PARTY

As of December 31, 2017, a related party of the Company advanced $874,722 to the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

F-20

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED DECEMBER 31, 2017
(Currency expressed in United States Dollars (“US$”), except for number of shares)

8.	INCOME TAXES

For the period ended December 31, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

For the period ended
December 31, 2017
Tax jurisdictions from:
- Local	$(1,376,149)
- Foreign, representing
Labuan	(3,300)
Hong Kong	(2,590)
Malaysia	(594,801)

Income/(Loss) before income tax	$(1,976,840)

The provision for income taxes consisted of the following:

For the period ended
December 31, 2017
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax provision	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Hong Kong, and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Delaware and is subject to the tax laws of the United States of America. As of December 31, 2017, the operations in the United States of America incurred$ 1,376,149 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $481,652 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-21

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED DECEMBER 31, 2017
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Labuan

Under the current laws of the Labuan, US VR Global Inc is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit or a fixed rate of RM 20,000.

Hong Kong

VR Global Limited is subjected to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

Malaysia

Hero Central Dot Com Sdn Bhd is subject to Malaysia Corporate Tax, which is charged at the statutory income rate range from 18% to 24% on its assessable income.

9.	RELATED PARTY TRANSACTIONS

Related parties are entities with common direct or indirect shareholders and/or directors. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the party in making financial and operating decisions. The amount due from related parties is unsecured, interest-free and has no fixed terms of repayment.

The amount charged by a related party are as follows:

For the period ended
December 31, 2017
Management fees	$250,023

10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through January 1, 2018, the date the financial statements were available to be issued in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During the period, the company has initiated the settlement process with a terminated key management personnel. The settlement between the Company and the former key management personnel is amounting to USD 82,765 as at the date when financial statements are issued.

11.	CAPITAL COMMITMENT

For the period ended
December 31, 2017
Authorised and contracted for	$2,330,000

Analysed as follows:
Theme park	$2,330,000

F-22

US VR GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED DECEMBER 31,2017
(Currency expressed in United States Dollars (“US$”), except for number of shares)

12.	RECLASSIFICATION

The Condensed Consolidated Statement of Cash Flows for the period from February 27, 2017 to December 31, 2017 was restated to reflect a reclassification of approximately $2.1 million of cash flow from “Net cash generated from operating activities” to “Net cash generated from financing activities” related to restricted investment activity. “Deposit for shares to be issued” amounting $2.1 million has been separately identified and classified in the Consolidated Balance Sheet as of December 31, 2017 for the purpose of the clarified account name.

F-23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF US VR GLOBAL, INC. AND US VR GLOBAL.COM INC.

The following discussion and analysis of the results of operations and financial condition of US VR Global.com Inc. for the quarter ended March 31, 2018 should be read in conjunction with US VR Global.com Inc. financial statements included elsewhere in this Registration Statement. The following discussion and analysis of the results of operations and financial condition of US VR Global, Inc. (“US VR Sub”) for the fiscal year ended December 31, 2017 should be read in conjunction with US VR Sub’s audited financial statements and the notes to those financial statements that are included elsewhere in this Registration Statement. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the Company,” “us,” “we,” “our,” and similar terms refer to US VR Sub. Our discussion and analysis below will focus on the business and financial condition of US VR Global Inc., or “US VR Sub,” our operating subsidiary.

This discussion includes forward looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this Registration Statement. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

US VR Global Inc. (“US VR Sub”) was incorporated on February 27, 2017 under the laws of the State of Delaware and commenced operations at that time. The main focus of our business is to develop facilities that use virtual reality (“VR”) and augmented reality (“AR”) technologies to provide interactive and immersive rides, games and attractions.

US VR Global.com Inc. (“US VR.com” or the “Company”) was incorporated in the State of Delaware in 2003.

On February 6, 2018, US VR Sub, and each of the shareholders of US VR Sub who executed a counterpart signature to the Share Exchange Agreement dated February 6, 2018 (the “Exchange Agreement”) or executed a joinder agreement to the Exchange Agreement following the effective date of the Exchange Agreement but prior to the First Closing (as hereinafter defined) (such shareholders, the “US VR Sub shareholders”), and Lai Chee Mei (Amanda) as representative of the US VR Sub shareholders entered into the Exchange Agreement.

Pursuant to the terms of the Exchange Agreement, (i) US VR.com agreed to acquire from the US VR Sub shareholders all of the shares of common stock of US VR Sub in exchange for the issuance by US VR.com to the US VR Sub shareholders of shares of US VR.com’s common stock and shares of US VR.com’s Series A preferred stock, and (ii) US VR Sub will become a wholly owned subsidiary of the US VR.com.

Pursuant to the terms of the Exchange Agreement, at the first closing (the “First Closing”), each US VR Sub shareholder agreed to exchange 51% of such US VR Sub shareholder’s common stock of US VR Sub, for shares of US VR.com’s common stock, on the basis of one share of US VR.com common stock for each three shares of US VR Sub common stock being exchanged at the First Closing (the “Exchange Common Shares”).

The First Closing occurred on February 6, 2018 and the US VR Sub shareholders exchanged an aggregate of 378,000,124 shares of US VR Sub common stock, representing 51% of US VR Sub’s common stock, for 126,000,041 shares of US VR.com common stock, representing 99.7% of the US VR.com’s common stock, and US VR Sub became a majority owned subsidiary of the US VR.com Inc.

Pursuant to the terms of the Exchange Agreement, at the second closing (the “Second Closing”), each US VR Sub shareholder agreed to exchange the balance of such US VR Sub shareholder’s common stock of US VR Sub for shares of US VR.com’s Series A preferred stock, on the basis of one share of US VR.com’s Series A preferred stock for each three shares of US VR Sub common stock being exchanged at the Second Closing (the “Exchange Preferred Shares” and together with the Exchange Common Shares, the “Exchange Shares”). The exchanges set forth above are together referred to herein as the “Share Exchange.”

The Second Closing occurred on April 27, 2018 and the US VR Sub shareholders exchanged an aggregate of 363,176,589 shares of US VR Sub common stock, representing 49% of US VR Sub’s common stock, for 121,058,863 shares of the Company’s Series A Preferred Stock, representing 100% of the Company’s authorized and outstanding Series A Preferred Stock. As a result of the Second Closing, US VR Sub became a wholly owned subsidiary of the Company.

51

Since the Share Exchange, we seek to engage in the development and operation of augmented reality (“AR”) and virtual reality (“VR”) amusement parks and entertainment venues in Malaysia. We believe our success primarily will be dependent on (i) our ability to raise sufficient capital to fund our development plans for US VR Sub, and, in particular, our Empire AR and VR theme park project; (ii) our ability to identify and execute on other AR and VR theme park development sites and projects; and (iii) numerous other factors discussed in the Risk Factors contained in US VR Global.com Inc.’s annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 29, 2018, and numerous other factors discussed in the Risk Factors contained in Form 8-K filed with the Securities and Exchange Commission on February 13, 2018.

We have no revenues, and we will need to complete additional developments and raise capital for the Company before we commence operations. Accordingly, our liquidity and results of operations are dependent on our ability to obtain additional funds for our development activities.

Recent Developments

On April 23, 2018, we entered into a heads of terms (similar to a letter of intent) (“Heads of Terms”) for an operating agreement with Studio City Retail Services Limited (“Studio City Retail”), an affiliate of Melco Resorts and Entertainment Limited (“Melco”). Melco, a company with American depositary shares listed on the NASDAQ Global Select Market, is a developer, owner and operator of casino gaming and entertainment casino resort facilities in Asia. Pursuant to the Heads of Terms, we agreed to enter into an operating agreement with Studio City Retail regarding the lease by us of approximately 48,000 square feet of retail space at Melco’s Studio City, Macau (China) location for the first of our Hero Central Park flagships. Studio City, which opened in October 2015, is a cinematically-themed integrated entertainment, retail and gaming resort in Cotai, Macau. Macau is a resort city in Southern China, known for its casinos and luxury hotels. The operating agreement will provide for a nine-year term and a lease commencement date of August 1, 2018. Subject to entry into an operating agreement with Studio City, we expect that construction of Hero Central will begin in July 2018.

Critical Accounting Policies

Our significant accounting policies are described in more detail in the notes to our financial statements appearing elsewhere in this Registration Statement. We believe the following accounting policies to be most critical to the judgment and estimates used in the preparation of our financial statements.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting policies (“GAAP”). Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Significant estimates include those related to accounting for potential liabilities, depreciable lives of property and equipment, analysis of impairments of recorded long-term assets, assumptions used in valuing stock instruments issued for services, and the valuation allowance for deferred income taxes. Actual results could differ from those estimates. Actual results may differ from these estimates.

Impairment of long-lived assets

Long-lived assets primarily include property and equipment. In accordance with the provision of ASC 360, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset.

52

Results of Operations of US VR Global.com Inc. (“US VR.com”, the operating company after the Share Exchange)

Three Months Ended March 31, 2018, as compared to the Period from February 26, 2017 to March 31, 2017

We are in the early stage of development of our VR and AR park and entertainment business. To date, we have not generated any revenues from such operations. While we may in the future generate revenue from a variety of sources, the Company expects to continue to incur substantial losses from operations for the foreseeable future and there can be no assurance that we will ever generate significant revenues or achieve profitability.

The Company is currently in pre-operation stage and has no revenue from operations. The operating expenses of the Company for the quarter ended March 31, 2018, consisted mainly of professional and consulting fees of $511,000 and general and administrative expenses of $532,000. During the quarter ended March 31, 2017, the Company did not record any operating expenses.

Professional and consulting fees for the quarter ended March 31, 2018 amounted to $511,000 and consisted of fees paid to various consultants and advisors of the Company for financial management, business development, legal and accounting, and fees associated with public company reporting.

General and administrative expenses for the quarter ended March 31, 2018 amounted to $532,000 and mainly consisted of employee compensation and benefits, promotional and advertising, travel costs and general office expenses.

Results of Operations of US VR Global. Inc. (“US VR Sub”, the operating company before Share Exchange)

For the period from February 27, 2017 (inception) to December 31, 2017

The following discussion and analysis of the financial condition and results of operations of US VR Global Inc. should be read in conjunction with the financial statements of US VR Global Inc. and related notes included elsewhere in this prospectus.

General and Administrative Expense. General and administrative expenses for the period from February 27, 2017 (inception) to December 31, 2017 amounted to $1,976,840 and mainly consisted of wages and associated employee benefits of employees engaged in administration; professional fees for legal, consulting, audit and tax services, rent and other general operating expenses.

We expect general and administrative expenses to increase as we expand our activities to support our expanded operational and development activities and incur costs related to the expanded infrastructure and increased professional fees associated with being a reporting company under the Exchange Act.

Liquidity and Capital Resources

For the three months ended March 31, 2018, the Company incurred a net loss of $1,225,000 and used cash in operating activities of $730,000, and at March 31, 2018, the Company had a working capital deficit of $445,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2017 financial statements, has expressed substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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We are an AR and VR park developer focused on the development and commercialization of AR and VR entertainment venues. Based on our current expectations, we believe this development will require at least $30 million of additional funds. The Company believes that it has sufficient cash on hand to fund its operations through the third quarter of 2018. The exact duration that our liquidity will be sufficient to fund operations depends upon many factors, some of which are outside the control of the Company and are difficult to predict. We expect our licensing, development and operational expenses to increase in connection with our ongoing activities. Accordingly, we will need to raise additional capital to fund future operations and we expect to finance future cash needs through public or private equity offerings, debt financings, corporate collaboration or licensing arrangements, or a combination of any of the foregoing. Such funding may not be available on favorable terms, if at all. Failure to raise additional capital could cause us to curtail operations and result in the loss of an investment in our common stock.

If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our contemplated development theme park projects. To the extent we raise additional funds by issuing equity securities, our stockholders may experience additional significant dilution, and debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.

Our forecast of the period of time through which our current capital will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.

From time to time, VR Global Sdn Bhd (“VR Global”), of which Mr. Ramli our former Chief Executive Officer and former Chairman of the Board is a part owner, the Company’s majority stockholder, provides certain operations, finance and human resource services to the Company. VR Global is 33.33% owned by each of the following: SG Fairview Sdn Bhd (“SG Fairview”), ARVR Holdings (M) Sdn Bhd (“ARVR”), and Pedoman Prasarana Sdn Bhd (“Pedoman”). SG Fairview is owned by Ramelle Ramli. ARVR is owned by Tan Sri Ooi Kee Liang. Pedoman is owned 50% by Lai Chee Mei (Amanda), our Vice President of Marketing and a member of our board of directors, and 50% by Chong Lee Min. Voting and dispositive power over the shares held by VR Global is shared among SG Fairview, ARVR and Pedoman, in accordance with their respective ownership percentages.

VR Global has also advanced funds to the Company for working capital and other business purposes. Those advances are unsecured, non-interest bearing and due on demand. At December 31, 2017, the Company owed VR Global $874,000. During the three months ended March 31, 2018, VR Global made advances to the Company of $403,000. In addition, a management fee of $85,000 due to VR Global based on 3% of total expenses of the Company, as defined, was accrued. During the three months ended March 31, 2018, the Company repaid $133,000 to VR Global and on February 6, 2018, the Company issued 1,333,333 shares of common stock valued at $800,000 as a payment to VR Global. At March 31, 2018, the Company owed VR Global $429,000.

As of March 31, 2018, we had cash of approximately $142,000. In addition, we have liabilities to third parties and related parties totaling approximately $824,000, as of March 31, 2018.

We expect to incur substantial expenditures in the foreseeable future for the lease expenses, operational development and sales and marketing of US VR Sub. We will require additional financing to develop, our theme parks, fund operations, license third party intellectual property, invest in equipment, and manage potential operating losses.

Accordingly, our continued operations are dependent on our ability to raise additional capital through the sale of equity or debt securities and through our ability to make our theme park projects operational and profitable. There can be no assurances that we will be able to obtain funding, or that any such funding arrangements will be on terms attractive to us. In the event we are unable to raise sufficient funds, we would have to substantially alter our business plans.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements at this time.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of July 6, 2018. There is no familial relationship between or among the directors or executive officers of the Company.

Name	Age	Position

Gary Chaw Cheng Fei	37	Chief Financial Officer and principal executive officer of US VR Global.com Inc.

Lai Chee Mei (Amanda)	42	Vice President of Marketing and Director of US VR Global.com Inc.

Jaime Alexander Louis Terauds	51	Director of Business Development and Director of US VR Global.com Inc.

Daniel Ra Wha Hyun	49	Chief Operating Officer of US VR Global Inc.

Ranjeet Rustogi	44	Chief Technology Officer - Platform Integration of US VR Global Inc.

Ivon Smith	51	Vice President of Operations of US VR Global Inc.

Gary Chaw. Mr. Chaw has served as our Chief Financial Officer since April 2017. Mr. Chaw was appointed to serve as the Company’s principal executive officer effective July 4, 2018, while the company searches for a suitable candidate to fill this position. Mr. Chaw is a Fellow of the Association of Chartered Certified Accountants. He also holds a Bachelor of Arts (Hons) in Accounting from University of Hertfordshire. Mr. Chaw has more than 10 years’ experience in accounting, finance and advisory services, most of which was acquired through his employment with KPMG, Ernst and Young in Malaysia and PricewaterhouseCoopers LLP in Singapore. In 2012, Mr. Chaw joined Ultimate Harvest Limited, an asset management company in Hong Kong, before returning to Malaysia in 2013 to join a major developer as Financial Controller.

Amanda Lai. Ms. Lai has served as our Vice President of Marketing since March 2017. In this role, she focuses on marketing our company to the commercial leasing retail community, as well as overseeing our consumer retail efforts and IP licensing efforts. Ms. Lai holds a certificate in Estate Agency recognized by The Board of Valuers, Appraisers, and Real Estate Agents in Malaysia and a Diploma in Marketing. She has 17 years of experience in the real estate industry and began her career with Henry Butcher, an international real estate and valuation firm. Ms. Lai’s passion for people lead to her involvement in the commercial property sector culminating in her successfully leasing retail space in one of the largest malls in East Malaysia. From 2015 to 2016, Ms. Lai was the head of marketing cum leasing with KL Northgate Sdn. Bhd., which is a property development company undertaking RM3 billion commercial development covering 1.6 million sq.ft. net lettable retail space along Jalan Kuching Kuala Kumpur, Malaysia.

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Jaime Alexander Louis Terauds. Mr. Terauds has served as our Director of Business Development since March 2017. Mr. Terauds has a diverse range of experience in industries ranging from IT and telecommunications to food and beverage, hospitality and agriculture to green tech, and specializes in advising start-ups and early stage endeavors on corporate structuring, intellectual property strategies, angel, seed and investment capital sourcing, and in business and success coaching. Mr. Terauds has founded over a dozen start-up ventures, which have operated on three continents and has held the positions of Chief Executive Officer, Managing Director and Chairman. Mr. Terauds also serves as the executive chairman of the ilipa Ventures group of companies, whose portfolio companies include Jaime Alexander Ltd (HK), ilipa IT PLT (MY), Intercontinental Dental Services Pty Ltd (AU), ilipa IT Inc (USA) and After 3 Marine ltd (SEY).

Daniel Ra Wha Hyun. Mr. Hyun has served as our Chief Operating Officer since March 2017. Mr. Hyun is a graduate of Swiss Hotel Management School “Les Roches.” He has nine years of experience in the hotel industry within the broader Asia-Pacific region. He has worked with well-known hotel chains such as Conrad, Le Meridien and Renaissance. He acts as an International Associate and Consultant for Dome Coffees Australia Pty. Ltd. In 2009, he co-founded the Outto Dine food and beverage group in Malaysia. The Outto Dine group has grown to a chain of nine outlets within five years. It has also expanded its business to develop cloud-based hospitality solutions for food and beverage.

Ranjeet Rustogi. Mr. Rustogi has served as our Chief Technology Officer for Platform Integration. He has extensive international experience, having served with Cisco Systems, Transworld Group, Knoa Software Inc, Keku and twaqk. From 2013 to 2017, he was Group CTO/EVP, Product Development for ilipa Ventures, a private investment company. He was also actively involved with ilipa Management Services and ilipa IT. His role involved formulating IT strategies and discovering, identifying and evaluating tools/technologies to facilitate smooth intra-group/inter-company operations. Mr. Rustogi graduated from Griffith University, Australia, with a degree in Microelectronic Engineering and continued his studies with a Masters in Computer Networking from North Carolina State University. Mr. Rustogi brings 18 years of product strategy, development, R&D and engineering experience in the U.S., Australia and Asia to the team.

Known as a prolific tech inventor, large-scale web and real-time communications solutions architect and a visionary, Mr. Rustogi has gained recognition among his peers for his work in conception and design and in creating a wide range of breakthrough, disruptive technologies, products and services in artificial intelligence, search and discovery and telecommunications. His expertise ranges from singlehanded work in the implementation and development of groundbreaking technologies that range from proof-of-concept commercial launches, managing large-scale software development, agile software development, high performance ultra-low latency real-time communications systems and big data analytics. His areas of expertise also include timing the market, predicting yet unidentified markets, envisioning solutions, defining engineering/development, defining frictionless user-experiences through intuitive user interface and mentoring and providing guidance to young professionals.

Ivon Smith. Mr. Smith has served as our Vice President of Operations since May 2017. From 2007 to 2009, he was employed by Autodesk, a software developer in Singapore, as an application engineer. From 2009 to 2017, Mr. Smith was employed as a technical art trainer Codemasters Studio, a Malaysian games company. Prior to such time. he also worked at production studios and training institutes in Australia and New Zealand. Mr. Smith is above to develop and deliver training documentation and classes based on digital 3D industry experience and methods, and to liaise with government and educational institutions, perform public relations and recruitment duties and manage staff. Throughout his career, Mr. Smith has worked in film, games, broadcast and design visualization creating and instructing in 3D art, animation, visual effects and technical art production pipelines. He originally studied Mechanical Engineering at university and is also an Autodesk certified instructor and examiner and has nearly 20 years of experience in the field of 3D animation and visual effects. Mr. Smith also has acted as an industry advisory panel member for many Malaysian universities and colleges.

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Corporate Governance

Term of Directors

Each director serves until his or her successor is elected and qualified or until his or her death, resignation or removal and no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors, elected in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

Meetings and Committees of the Board of Directors

Our board of directors did not hold any formal meetings during the fiscal year ended December 31, 2017.

We are a smaller reporting company with a small number of directors and officers who had active roles in our operations. As a result, we do not have a standing compensation or nominating committee, nor do we have an audit committee with an audit committee financial expert serving on that committee. Our entire board of directors acts as our compensation, nominating, and audit committee. The functions of those committees are undertaken by our Board of Directors. We believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our Company’s assessment of risks. Management keeps our board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks. The board of directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy. While the board oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Board Diversity

While we do not have a formal policy on diversity, our board considers diversity to include the skill set, background, reputation, type and length of business experience of our board members, as well as a particular nominee’s contributions to that mix. Although there are many other factors, the board seeks individuals with industry knowledge and experience, senior executive business experience, and legal and accounting skills.

Board Independence

We do not have any independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. As we develop our infrastructure and business, we expect that we will adopt a code of ethics. Once adopted, we expect that such code of ethics will be available on our website at www.us-vrglobal.com, and that we will post any amendments to the code, or any waivers of its requirements, on our website.

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Director Compensation

Neither the directors of the Company nor the directors of US VR Sub received compensation for services rendered as a director during the fiscal year ended December 31, 2017. As of the date hereof, we do not compensate our directors for their services as directors. In order to attract and retain qualified independent directors, in the future we may adopt a compensation plan for non-employee directors that may include cash, as well as equity-based, compensation.

We do not have any independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time.

Board Committees

The Company currently does not have a standing nominating or audit committee. Rather, the Company’s Board of Directors performs the functions of these committees. The Company also currently does not have an “audit committee financial expert” on our Board of Directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. The Company believes that such committees are not needed at this time as the Company’s Directors are able to give sufficient time and attention to such matters to be involved in all decision making. Further, because the Company’s common stock is not listed for trading or quotation on a national securities exchange, the Company is not required to have such committees.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,
●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
●	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.
●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2017 and December 31, 2016.

2017 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ramelle Ramli,	2017	—	—	—	—	—	—	—	—
Former Chief Executive Officer (1)	2016	—	—	—	—	—	—	—	—

Alex Jen,	2017	—	—	—	—	—	—	—	—
Former Chief Executive Officer and Chief Financial Officer (2)	2016	—	—	—	—	—	—	—	—

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(1)	Mr. Ramli was appointed as Chief Executive Officer on December 15, 2017. Mr. Ramli resigned from all of his positions with the Company on June 28, 2018.

(2)	Mr. Jen ceased to be an executive officer on December 15, 2017 .

Neither US VR Sub nor the Company has any employment agreements or other compensatory arrangements with the Named Executive Officers.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2017:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ramelle Ramli (1)	—	—	—	—	—	—	—	—	—

Alex Jen (2)	—	—	—	—	—	—	—	—	—

(1)	Mr. Ramli was appointed as Chief Executive Officer on December 15, 2017. Mr. Ramli resigned from all of his positions with the Company on June 28, 2018.

(2)	Mr. Jen ceased to be an executive officer on December 15, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 3 , 2018, we had 126,325,792 shares of our common stock issued and outstanding. The following table sets forth, as of July 3 , 2018, certain information concerning the beneficial ownership of our common stock by:

●	Each named executive officer,

●	Each director,

●	All of our executive officers and directors as a group, and

●	Each stockholder known by us to own beneficially 5% or more of either our outstanding common stock .

Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock they beneficially own, subject to applicable community property laws, except as otherwise provide below.

Unless otherwise indicated, the business address of each person listed in c/o US VR Global.com Inc., Lot A-2-10, Galeria Hartamas, Jalan 26A/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia 50480.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock Owned
Named Executive Officers and Directors:
Ramelle Ramli (5)	24,418,414	(1)(2)	19.3%
Gary Chaw Cheng Fei	161,500		*
Jaime Terauds	170,000		*
Lai Chee Mei (Amanda)	12,134,430	(2)(3)	9.6%
Daniel Ra Wha Hyun	850,000		*
Ranjeet Rustogi	—		0.0%
Ivon Smith	31,705		*
Alex Jen (4)	1,200		*
All directors and executive officers as a group ( 6 persons)	13,347,635		10.6%

5% Stockholders:
VR Global Sdn Bhd (2)	72,331,260		57.3%

*	Less than 1%.

(1)	Includes 222,994 shares held directly, 85,000 shares held by Forever Trinity Sdn Bhd (“Forever Trinity”) and one-third of the shares held by VR Global Sdn Bhd (“VR Global”) which is 24,110,420 shares. Mr. Ramli is the sole owner and director of Forever Trinity, and Mr. Ramli has sole voting and investment power over the shares held by Forever Trinity.

(2)	VR Global is 33.33% owned by each of the following: SG Fairview, ARVR, and Pedoman. SG Fairview is owned by Ramelle Ramli. ARVR is owned by Tan Sri Ooi Kee Liang. Pedoman is owned 50% by Lai Chee Mei (Amanda), our Vice President of Marketing and a member of our board of directors, and 50% by Chong Lee Min. Voting and dispositive power over the shares held by VR Global is shared among SG Fairview, ARVR and Pedoman, in accordance with their respective ownership percentages.

(3)	Includes 79,220 shares held directly and one-half of one-third of shares held by VR Global.

(4)	Mr. Jen ceased to be an executive officer on December 15, 2017.

(5)	Mr. Ramli resigned from all positions with the Company on June 28, 2018.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders	-	-	-
Plans not approved by stockholders	-	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to our board of directors for its consideration.

VR Global provides certain operations, finance and human resource services to the Company. VR Global, the Company’s majority stockholder, has also advanced funds to the Company for working capital and other business purposes. No specific term is stated for the advance. Accordingly, it is payable on demand. As of July 6 , 2018, the total amount of such funds advanced is $1,382,466.

The ownership of VR Global is as follows:

Entity	Ownership in VR Global	Shareholder(s)	Director(s)
SG Fairview Sdn Bhd	33.33%	Ramelle Ramli (1)	Ramelle Ramli (1)
ARVR Holdings (M) Sdn Bhd	33.33%	Tan Sri Ooi Kee Liang	Tan Sri Ooi Kee Liang
Pedoman Prasarana Sdn Bhd	33.33%	Lai Chee Mei (50%)	Lai Chee Mei
		Chong Lee Min (50%)	Chong Lee Min

(1)

Mr. Ramli is the Company’s former President, former Chief Executive Officer and former Chairman of the Board. Mr. Ramli resigned from all of his positions with the Company on June 28, 2018. On February 2, 2018, US VR Sub cancelled indebtedness in the aggregate amount of $800,000 advanced to it for early stage working capital purposes by VR Global in consideration of the issuance of 4,000,000 shares of restricted stock of US VR Sub.

We do not have any independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

As of July 3 , 2018, there were 126,325,792 shares of the Company’s common stock outstanding, 126,313,220 of which are “restricted securities” within the meaning of Rule 144 under the Securities Act. The 26,516,742 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. The remaining shares will remain as “restricted securities” within the meaning of Rule 144 under the Securities Act and will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act.

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Rule 144

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the common stock . However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Share Exchange, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Share Exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company has filed Form 10 Information with the SEC on Form 8-K filed with the SEC on February 13, 2018, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our Company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

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We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

LEGAL MATTERS

The law firm of Legal & Compliance, LLC has provided opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus. The address of Legal & Compliance, LLC is 330 Clematis Street, Suite 217, West Palm Beach, FL 33401.

EXPERTS

US VR Global Inc.’s financial statements as of December 31, 2017 and for the period from February 27, 2017 (inception) to December 31, 2017, included in this Prospectus have been so included in reliance on the reports of Total Asia Associates independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the Registration Statement, of which this Prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.us-vrglobal.com/. You may access our annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

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US VR GLOBAL.COM INC.

26,516,742 Shares of Common Stock

Prospectus

July ____, 2018

Until _______________, 2018 (the 25th day after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$7,374
Accounting fees and expenses	$9 ,500
Legal fees and expenses	$50,000
Miscellaneous fees and expenses	$1,000
Total	$67,874

*To be provided by amendment.

Item 14.	Indemnification of Officers and Directors

Title 8, Section 145 of the Delaware Code permits a corporation to have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any indemnification pursuant to Section 145, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Any indemnification, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 145.

Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

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The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated.

Our Articles of Incorporation and bylaws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under Delaware law.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or otherwise issued by the Company and were not registered under the Securities Act:

There were no unregistered sales of the Company’s equity securities in the fiscal years ended December 31, 2015, 2016 and 2017.

On February 6, 2018, US VR Sub signed a share exchange agreement in which it agreed to merge with US VR Global.com Inc. (“US VR.com, the Company”). Pursuant to the share exchange agreement, the issued and outstanding common shares of US VR Sub were exchanged on a three-for-one basis for shares of common stock of US VR.com.

Prior to the merger with the Company, US VR Sub has the following issuances of equity securities:

In August 2017, US VR Sub issued an aggregate of 689,749,000 shares (229,916,333 post-merger shares) of common stock to 33 stockholders, in exchange for receipt of total cash consideration of $68,975 (representing a price per share of $0.0001).

On February 2, 2018, US VR Sub issued 4,000,000 shares (1,333,333 post-merger shares) of restricted stock of US VR Sub valued at $800,000 to settle advances due to a related party. The shares issued for the settlement of the advance were valued at $0.20 per share based on the contemporaneous sale of the US VR Sub’s common stock.

On February 5, 2018, the Board of US VR Sub authorized the issuance of an aggregate of 14,414,163 shares (4,804,721 post merger shares) of common stock for $2,323,500. 3,227,499 shares (1,075,833 post merger shares) of common stock were issued to 37 investors in exchange for receipt of aggregate consideration of $645,500, or $0.20 per share. 11,186,664 shares (3,728,000 post-merger shares) of common stock were issued to 42 investors in exchange for receipt of aggregate consideration of $1,678,000, or $0.15 per share. 13,169,163 shares (4,389,721 post-merger shares) shares of common stock were issued for $2,074,500 received in 2017, and 1,245,000 shares (415,000 post-merger shares) of common stock were issued for $249,000 received in 2018.

In addition, on February 5, 2018, the Board of US VR Sub authorized the issuance of 336,551 shares (112,184 post-merger shares) of common stock valued at $67,310 to two consultants for services rendered. The shares issued for services were valued at $0.20 per share based on the contemporaneous sale of the Company’s common stock.

In addition, on February 5, 2018, the Board of US VR Sub authorized the issuance of 660,000 shares (220,000 post-merger shares) of common stock to one individual valued at $132,000 in exchange for receipt of $660 in connection with resolution of a dispute with such individual. The shares issued for the settlement were valued at $0.20 per share based on the contemporaneous sale of the Company’s common stock.

On February 6, 2018, at the First Closing, US VR Sub shareholders exchanged an aggregate of 378,000,124 shares of US VR Sub common stock, representing 51% of the issued and outstanding shares of US VR Sub, for 126,000,041 shares of the Company’s common stock. The issuance of such shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act.

On April 27, 2018, at the Second Closing, US VR Sub shareholders exchanged an aggregate of 363,176,589 shares of US VR Sub common stock, representing 49% of US VR Sub’s common stock, for 121,058,863 shares of the Company’s Series A Preferred Stock, representing 100% of the Company’s authorized and outstanding Series A Preferred Stock.

The issuance of the above securities was exempt from the registration requirements of the Securities Act in reliance upon Regulation S promulgated pursuant to the Securities Act.

Item 16. Exhibit Index

Statements contained above as to the contents of any contract or other document that we have filed as an exhibit hereto, as listed below, are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The following exhibits are included as part of this Registration Statement by reference:

Exhibit	Description

2.1	Share Exchange Agreement dated as of February 6, 2018 by and among US VR Global.com Inc., US VR Global Inc., Shareholders of US VR Global Inc., and Amanda Lai Chee Mei as the Shareholders’ Representative. (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the Commission on February 23, 2018).

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3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10SB filed with the Commission on October 9, 2003.)

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed with the Commission on September 16, 2010.)

3.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q filed with the Commission on November 13, 2014.)

3.4	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on January 13, 2017.)

3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on January 31, 2018).

3.6	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on December 20, 2017).

3.7	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on May 1, 2018).

3.8	Certificate of Designations of Series A Convertible Preferred Stock of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the Commission on May 1, 2018).

4.1	Form of common stock Certificate of US VR GLOBAL.COM Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed with the Commission on April 19, 2018).

5.1	Legal opinion of Legal & Compliance, LLC.

10.1	Investment Agreement dated as of December 15, 2017 by and among the Company, Ramelle Ramli, Chi Jen Chen, and Esther Pranolo (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Commission on December 20, 2017).

21.1	List of Subsidiaries of US VR GLOBAL.COM INC.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Legal & Compliance LLC (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on signature page to Amendment No. 1 of the Registrant’s registration statement on Form S-1 filed with the Commission on April 24, 2018).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kuala Lumpur , on July 6 , 2018.

US VR GLOBAL.COM INC.

By:	/s/ Gary Chaw Cheng Fei
Gary Chaw Cheng Fei Chief Financial Officer (principal financial officer and principal accounting officer and principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 6, 2018.

Name	Title

*	Director
Lai Chee Mei (Amanda)

*	Director
Jaime Alexander Louis Terauds

*By:	/s/ Gary Chaw Cheng Fei
Gary Chaw Cheng Fei
Attorney-in-fact

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